UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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Overstock.com, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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overstock™

2019

Notice of Annual Meeting and Proxy Statement

799 W. Coliseum Way

Midvale, Utah 84047

Notice of Annual Meeting of Stockholders

To Be Held at 1:00 p.m. on May 9, 2019

Dear Fellow Stockholders:

We cordially invite you to attend the 2019 Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”). The meeting will be held at the offices of the Company, located at 799 W. Coliseum Way, Midvale, Utah, at 1:00 p.m. Mountain Time on May 9, 2019. If you plan to attend the meeting, please let us know by checking the “Meeting Attendance” box on your proxy card or by notifying our investor relations department by email at ir@overstock.com no later than 11:59 Eastern Time on May 8, 2019.

At the meeting, holders of our common stock, our Blockchain Voting Series A Preferred Stock and our Voting Series B Preferred Stock (collectively, our “Voting Shares”) will vote on the following matters:

1.

The election of two Class II directors of the Company to serve terms of three years. The Company’s Board of Directors intends to present Kirthi Kalyanam and Joseph J. Tabacco, Jr. for election to the Board; and

2.	The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Stockholders will also consider and act upon any other matter properly coming before the Annual Meeting.

Following the meeting, we will discuss our business and answer appropriate questions.

Holders of record of shares of our Voting Shares at the close of business on March 12, 2019 are entitled to vote at the meeting and any postponements or adjournments. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied the printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

We are mailing to some of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”). The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2018 Form 10-K and a form of proxy card or voting instruction card, as applicable. Stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We anticipate that this process will minimize the costs of printing and distributing our proxy materials.

By Order of the Board of Directors, Allison H. Abraham Chairwoman of the Board	Patrick Byrne Director & Chief Executive Officer

Midvale, Utah

March 18, 2019

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 9, 2019

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at http://www.overstock.com/proxy.

Whether or not you plan to attend the meeting, please vote via the Internet or by phone or by completing, signing, dating and returning the accompanying Proxy Card in the enclosed self-addressed,

stamped envelope.

Overstock.com, Inc.

799 W. Coliseum Way

Midvale, Utah 84047

Proxy Statement

Annual Meeting of Stockholders

To Be Held at 1:00 p.m. on May 9, 2019

General

Our Board of Directors (the “Board”) is soliciting proxies for the 2019 Annual Meeting of Stockholders of Overstock.com, Inc. (“Overstock,” the “Company,” “we” or “our”) to be held at the offices of the Company, located at 799 W. Coliseum Way, Midvale, Utah, at 1:00 p.m. Mountain Time on May 9, 2019. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders who received the notice of Internet availability of proxy materials have the ability to access the proxy materials at http://www.overstock.com/proxy or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

Please visit http://www.overstock.com/proxy for details on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

Our principal offices are located at 799 W. Coliseum Way, Midvale, Utah 84047, and our telephone number is (801) 947-3100.

Record Date and Voting Securities

The Board set March 12, 2019 as the record date for the meeting. Stockholders who owned shares of our common stock, our Blockchain Voting Series A Preferred Stock and our Voting Series B Preferred Stock (collectively, our “Voting Shares”) at the close of business on that date are entitled to attend and vote at the meeting. Each share is entitled to one vote. There were 32,733,288 Voting Shares outstanding on the record date. A majority of the outstanding Voting Shares present at the meeting in person or by proxy will constitute a quorum for the transaction of business.

Proxy Materials

Voting materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2018 (the “2018 Form 10-K”), are first being sent or given to stockholders on or about March 22, 2019.

The date of this Proxy Statement is March 18, 2019.

2019 Proxy Statement | i

Questions and Answers about the Annual Meeting and Procedural Matters

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including:

•	the election of directors; and

•	ratification of our Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for 2019.

Who can vote at the Annual Meeting?

Stockholders of record who owned Overstock common stock, Blockchain Voting Series A Preferred Stock or Voting Series B Preferred Stock (collectively, the “Voting Shares”) at the close of business on March 12, 2019 (the “Record Date”) may attend and vote at the Annual Meeting. Each Voting Share is entitled to one vote. There were 32,733,288 Voting Shares outstanding at the close of business on the Record Date.

What are the recommendations of the Board?

Overstock’s Board unanimously recommends votes:

“FOR” the election of the nominated directors (see proposal 1); and

“FOR” the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (see proposal 2).

What is a quorum?

The presence in person or by proxy of the holders of a majority of the Voting Shares outstanding on the Record Date will constitute a quorum for the Annual Meeting. A quorum is necessary to transact business at the meeting. Voting Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present and entitled to vote for purposes of determining the presence of a quorum. The inspector of election will tabulate the proxies and votes cast prior to the meeting and at the meeting to determine whether a quorum is present.

How do I vote?

You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote:

“FOR” the election of the nominated directors in proposal 1; and

“FOR” the ratification of KPMG LLP as our independent registered public accounting firm in proposal 2.

If you are a “street name” stockholder and you do not return instructions on how to vote to your broker, your shares will not be voted except on proposal 2. The voting of shares held by “street name” stockholders is further discussed below. Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker’s proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

2019 Proxy Statement | 1

Questions and Answers about the Annual Meeting and Procedural Matters

If you hold Voting Shares in a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone or by means of the direction on the proxy card. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

What happens if a nominee is unable to stand for election?

The Nominating and Corporate Governance Committee of the Board of Directors may select a substitute nominee. In that case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, the proxy holders will have the discretion to vote your shares for the substitute nominee. They cannot vote for more than two Class II nominees.

Can I vote via the Internet or by telephone?

You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 8, 2019. If you are a participant in the Overstock 401(k) plan, the deadline for submitting your voting directions by telephone or via the Internet is 11:59 p.m. Eastern Time on May 2, 2019.

Can I change my vote or revoke my proxy?

Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

If you are a registered stockholder and have delivered a proxy, you may revoke your proxy at any time before the proxy is exercised by filing with our corporate Secretary a written notice of revocation at our Company headquarters at the address shown on the first page of this proxy statement. At the meeting, you also may revoke your proxy by submitting a written revocation or a later-dated proxy to the inspector of election. Your attendance at the meeting will not by itself revoke your proxy.

If your shares are held in “street name” or you are a participant in the Overstock 401(k) plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

The rules of the U.S. Securities and Exchange Commission (the “SEC”) allow companies to furnish their proxy materials via the Internet. Accordingly, we sent some of our stockholders a notice of Internet availability of proxy materials for this year’s annual meeting of stockholders. Other stockholders were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis by submitting a request to us at http://www.overstock.com/proxy. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

No, but the notice of Internet availability of proxy materials provides instructions on how to vote your shares.

2 | 2019 Proxy Statement

Questions and Answers about the Annual Meeting and Procedural Matters

What is the voting requirement to approve each of the proposals?

Assuming a quorum is present, the matters to come before the Annual Meeting that are listed in the Notice of Annual Meeting of Stockholders require the votes described below to be approved.

Proposal 1—Election of Directors—Directors shall be elected by a plurality of the votes cast by the holders of Voting Shares. This means that the two nominees receiving the highest numbers of Voting Shares voted “for” their election will be elected as Class II members of the Board of Directors. If any nominee for director fails to receive a greater number of “for” votes than “withheld” votes or instructions, our director resignation policy requires the person to tender his or her resignation to the Chairperson of the Board within five business days following certification of the vote. See “The Board—Director Resignation Policy.”

With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for election. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes also will have no effect on the election of directors. There is no cumulative voting in the election of directors.

Proposal 2—Ratification of our Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm—the affirmative vote of the holders of a majority of the shares of Voting Shares present in person or represented by proxy and voting on the matter (which shares voting affirmatively also constitute at least a majority of the required quorum) is required to approve this proposal. You may vote “for,” “against,” or “abstain” on this proposal. Abstentions and broker non-votes will have no effect on the determination of whether this proposal has received the vote of a majority of the Voting Shares present or represented by proxy and voting at the meeting. However, abstentions and broker non-votes could prevent the approval of this proposal if the number of affirmative votes, though a majority of the votes represented and cast, does not constitute a majority of the required quorum.

What are Broker Non-Votes?

Stockholders who hold their shares through a broker or other nominee (in “street name”), must provide specific instructions to their brokers or other nominee as to how to vote their shares, in the manner prescribed by their broker or other nominee. In the absence of instructions, brokers and nominees typically have the discretion to vote such shares on the ratification of the appointment of auditors, but not on non-routine matters. If a broker or nominee has not received voting instructions from an account holder and does not have discretionary authority to vote shares on a particular item because it is a non-routine matter, a “broker non-vote” occurs.

Which proposals are considered “routine” or “non-routine”?

Only Proposal 2 (the proposed ratification of our independent registered public accounting firm) is considered a routine matter. A broker or other nominee may generally vote in their discretion on routine matters, and therefore no broker non-votes are expected in connection with Proposal 2. Proposal 1 is considered non-routine.

How many shares of Voting Shares are outstanding and entitled to vote at the meeting?

At the Record Date, a total of 32,733,288 Voting Shares were outstanding and entitled to vote at the meeting, consisting of 126,565 shares of Series A Preferred, 354,694 shares of Voting Series B Preferred Stock (“Series B Preferred”), and 32,252,029 shares of Common Stock.

Are any shares entitled to a class vote on any of the proposals to be considered at the meeting?

No shares of any class are entitled to a class vote on any of the proposals.

2019 Proxy Statement | 3

Questions and Answers about the Annual Meeting and Procedural Matters

How many votes are required to approve other matters that may come before the stockholders at the meeting?

The affirmative vote of the holders of a majority of the Voting Shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve any other matters that may properly come before the meeting, unless a different vote is required by law, by our Certificate of Incorporation or by our bylaws.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting, and will file a Form 8-K with the SEC reporting the results within four business days after the date of the meeting. You can get a copy of that Form 8-K by e-mailing Overstock Investor Relations at ir@overstock.com or by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at https://www.sec.gov. You can also get a copy from our website at http://www.overstock.com/proxy.

Who pays for the proxy solicitation process?

We will pay the costs of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail, we will request brokers, banks and other nominees to solicit their customers who hold shares of Overstock common stock or Series B Preferred in street name. We may reimburse such brokers, banks and nominees for their reasonable out-of- pocket expenses. We may also use the services of our officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable out-of-pocket expenses. We intend to use the services of Georgeson Inc. in connection with the meeting and anticipate that the costs of such services will be approximately $9,500 plus reimbursement for reasonable out-of-pocket expenses.

How can I get an additional copy of the proxy materials?

If you would like an additional copy of this proxy statement or our 2018 Form 10-K, these documents are available in digital form for download or review at http://www.overstock.com/proxy. Alternatively, we will promptly send a copy to you at no charge upon request by mail to Overstock.com, Inc., Attention: Investor Relations, 799 W. Coliseum Way, Midvale, Utah 84047, or by e-mailing Overstock Investor Relations at ir@overstock.com.

Who can help answer my questions?

If you have questions about voting or the proposals described in this Proxy Statement, please call Georgeson Inc., our proxy solicitor, toll-free at (866) 432-2791.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 9, 2019

The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at http://www.overstock.com/proxy.

4 | 2019 Proxy Statement

Proposals to be Voted on:

Proposal 1—Election of Directors

Nominees

The nominees for election this year as Class II directors, for three-year terms ending in 2022, are Kirthi Kalyanam and Joseph J. Tabacco, Jr.

Dr. Kalyanam has served as a director of Overstock since February 2015. He is currently the L.J. Skaggs Distinguished Professor and Director of the Retail Management Institute at the Leavey School of Business at Santa Clara University. His research and expertise are in retailing, Internet and multi-channel marketing, quantitative marketing and the intersection of these areas. For Dr. Kalyanam’s complete bio, please turn to page 17 of this proxy statement.

Mr. Tabacco has served as a director of Overstock since June 2007. He is a member of the Audit Committee and the Chairman of the Compensation Committee and of the Nominating and Corporate Governance Committee. For more than the last five years Mr. Tabacco has served as the managing partner of the San Francisco office of Berman Tabacco, a law firm recently named as a Top Ten Plaintiffs firm in the U.S. for the third consecutive year by Benchmark Litigation, a publication of U.K.-based Euromoney Institutional Investor PLC, for its work “on behalf of individuals and institutions who have suffered financial harm due to violations of securities or antitrust laws.” For Mr. Tabacco’s complete bio, please turn to page 17 of this proxy statement.

Each of the nominees has consented to serve a three-year term. For additional information about the nominees, see “The Board—Information Regarding Director Nominees and Other Directors.”

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” each of the nominees.

2019 Proxy Statement | 5

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Proposed Ratification of Appointment of KPMG LLP

The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2019 and the effectiveness of our internal control over financial reporting as of December 31, 2019. KPMG LLP has served as our independent registered public accounting firm since December 2009. Although ratification of the Audit Committee’s selection of KPMG LLP is not required under our bylaws or other legal requirements, we are submitting the appointment of KPMG LLP to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the stockholders ratify the selection of KPMG LLP, the Audit Committee may appoint a different independent registered public accounting firm or replace KPMG LLP with a different independent registered public accounting firm at any time if the Audit Committee determines that it is in the best interests of the Company and the stockholders to do so. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

Audit Fees

KPMG LLP was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2018 and 2017, to audit the effectiveness of our internal control over financial reporting as of December 31, 2018 and 2017, to review our 2018 and 2017 interim financial statements, to perform services in connection with our registration statements and SEC comment letter responses, and to perform accounting consultation services. The aggregate audit fees KPMG LLP billed us for professional services were $2,168,000 in 2018 and $1,820,000 in 2017. All audit fees and other fees were pre-approved by the Audit Committee.

Audit-Related Fees

KPMG LLP billed us $32,800 in 2018 and $32,000 in 2017 for the audits of our 401(k) employee benefit plan.

Tax Fees

KPMG LLP billed us $44,400 in 2018 and $54,000 in 2017 for professional services rendered in connection with tax advice.

All Other Fees

KPMG LLP billed us $2,500 in 2018 and $2,500 in 2017 for a subscription to KPMG Accounting Research Online.

Auditor Independence

The Audit Committee has considered the role of KPMG LLP in providing us with the services described above, and has concluded that those services were compatible with the independence of KPMG LLP from management and from the Company.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

General

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions pursuant to which all services to be performed by the independent registered public

6 | 2019 Proxy Statement

Proposal 2

accounting firm are required to be pre-approved. Under the Policy, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”). Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

The Policy describes the Audit, Audit-related, Tax and All Other Services that are subject to the general pre-approval of the Audit Committee. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm that are subject to general pre-approval. Under the Policy, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Policy does not delegate the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Audit Services

The annual audit services engagement scope and terms are subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required interim reviews performed in accordance with applicable standards) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. Audit services also include the attestation engagement for the independent registered public accounting firm’s audit of the effectiveness of internal control over financial reporting. The Policy provides that the Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. The Policy provides for Audit Committee pre-approval of specific audit services outside the engagement scope.

Audit-related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval for audit-related services.

Tax Services

Under the Policy, the Audit Committee may grant general pre-approval for specific tax compliance, planning and advice services to be provided by the independent registered public accounting firm, that the Audit Committee has reviewed and believes would not impair the independence of the independent registered public accounting firm, and that are consistent with the SEC’s rules on auditor independence. Tax services to be performed by our independent registered public accounting firm must be specifically approved by the Audit Committee.

All Other Services

Under the Policy, the Audit Committee may grant pre-approval for specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC’s rules on auditor independence. Services permissible under applicable rules but not specifically approved in the Policy require further specific pre-approval by the Audit Committee.

Procedures

Under the Policy, each year the Chief Financial Officer and our independent registered public accounting firm jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to pre-approval. This schedule provides a description of each type of service that is subject to pre-approval and, where possible, provides projected fees (or a range of projected fees) for each service. The Audit Committee reviews and approves the types of services and reviews the projected fees for the next fiscal year. Any changes to the fee amounts

2019 Proxy Statement | 7

Proposal 2

listed in the schedule are subject to further specific approval of the Audit Committee. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal 2—Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019.

8 | 2019 Proxy Statement

Other Business

The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, the proxy holders will vote, or otherwise act, to the extent they are legally permitted to do so, on your behalf in accordance with instructions from the Board or the Nominating and Corporate Governance Committee (or, in the absence of instructions from the Board and the Committee, their) judgment on such matters.

2019 Proxy Statement | 9

Corporate Governance

General

We are committed to strong corporate governance principles. Effective governance protects the long-term interests of our stockholders, promotes public trust in the Company, and strengthens management accountability.

Corporate Social Responsibility

Our approach to corporate social responsibility is based on the foundational belief in the interconnection of our long-term business success and the strength of our communities and world. For nearly 20 years, we have partnered with nonprofit organizations to support our communities, respect the environment, and volunteer our time to those in need. A quote from Dr. Byrne on the wall of our corporate headquarters provides the mantra for our corporate responsibility work, “You do the right thing not because of how it will affect the bottom line. You do the right thing because you are the kind of person who does the right thing.”

Governance

Our commitment to corporate social responsibility is embedded in every level of the Company, and oversight rests with the Board of Directors. We have taken a number of steps to promote gender diversity on our Board and the advancement of women in leadership roles generally. For example, in May 2017, Allison Abraham was appointed as the first chairwoman of the Board, and in December 2017, we announced that we have taken the “ParityPledge” to promote the advancement of women within our organization, which includes, among other things, a commitment to interview at least one female candidate for open executive positions.

Environment

Our technology plays a critical role in transitioning to a more resource-efficient world by addressing the harmful effects of climate change, increasing business resiliency, and improving daily lives. We take environmental stewardship seriously. We strive to ensure environmental and social initiatives that go beyond our direct impact. We recognize the opportunity and importance of implementing measures to reduce our overall impact on the environment. We are eager to continue current initiatives such as recycling, conserving energy, and increasing transportation options. We are also exploring additional opportunities for emission reduction and eco-friendly innovations throughout our supply chain.

Our commitment to promoting environmental stewardship is evidenced in numerous aspects of our corporate operations, from technology development to our workspace, including the following:

•	Our headquarters, the Peace Coliseum, is LEED Gold-certified as an environmentally-conscious corporate headquarters.

•

When moving into our new headquarters, we also repurposed over 200 thousand pounds of furniture with nearly a dozen non-profit organizations, extending the life of this furniture, reducing greenhouse gases and solid, and keeping this furniture out of our landfills.

•

We also promote our recycling program and our energy savings programs and provide new employees with reusable water bottles and bottle filling stations to reduce the number of plastic bottles we dispose of.

•	We also work with Rocky Mountain Power in buying energy through the BlueSky program.

•

In 2001, we founded a fair-trade shopping site, Worldstock, which promotes market access for artisans across the globe. As part of this program, we work with Carbonfund.org to provide carbon neutral shipping on all Worldstock orders at no additional charge to customers. Carbon-neutral shipping is a process that balances the carbon emissions of shipping to promote clean energy and reforestation. Since the beginning of the relationship with Carbonfund.org, we have offset over 24 million pounds of carbon and supported projects in the United States and across the globe.

10 | 2019 Proxy Statement

Corporate Governance / Corporate Social Responsibility

Social

We demonstrate our commitment to corporate social responsibility and community involvement through our S.A.V.E program, which focuses on four important societal needs that align with our culture, products, and people: Sourcing Responsibly, Associate Development, Volunteering & Community, and Environmental Stewardship. We have also participated in the Adopt-A-Highway program and work with local law enforcement as it pertains to See Something/Say Something programs and programs associated with fire safety, active shooter, and similar community safety programs. We encourage our employees to contribute to the community by giving each employee eight hours of paid volunteer time off annually. Employees can use this time to serve the community in a number of ways, some of which have included volunteering at homeless shelters and animal shelters, sponsoring a highway cleanup, donating time to philanthropic projects, and serving on boards of various non-profit organizations.

Through Overstock Cares, our philanthropic arm, we have supported hundreds of non-profit organizations with millions of dollars’ worth of in-kind and monetary contributions. Some of these organizations include The Road Home, American Heart Association, Hope Refuge, The Inn Between, Make a Wish, Habitat for Humanity, and Operation Underground Railroad. Overstock Cares also supports three major corporate philanthropic partners: Best Friends Animal Society (BFAS), Special Operations Warrior Foundation (SOWF), and American Red Cross (ARC). We have also provided support to organizations such as these on our website, at checkout, where customers are given the opportunity to donate. One-hundred percent of customer donations made through our website are given directly to our charitable partners. Finally, we donate excess food from our on-site café at our corporate to Wasteless Solutions, a Utah-based organization committed to connecting surplus food with local non-profit organizations to help those in need and reduce food waste.

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The Board

Dash Board

Skills and Attributes

✓	Leadership Experience

✓	Strategic Planning Experience

✓	Marketing Experience

✓	Extensive Industry Knowledge

✓	Financial Experience

✓	Legal Experience

✓	Environmental & Sustainability Experience

Tenure

Board Refreshment

2	New Directors In Past 5 Years

Board Structure

The Board of Directors currently consists of seven members. Each of the nominees for election is a current member of the Board. The remaining five directors are expected to continue to serve their terms as described below. Our directors serve staggered terms. This is accomplished as follows:

•	each director serves a three-year term,

•	the directors are divided into three classes,
•	the classes are as nearly equal in number as possible, and

•	the term of each class begins on a staggered schedule.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees. If any nominee is unable or declines to serve as a director at or prior to the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, designated by the Nominating and Corporate Governance Committee of the Board of Directors to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees. The terms of office of the persons elected as Class II directors will continue until the 2022 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified or until their earlier incapacity, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

Board Independence

The Board has determined that a majority of our Board consists of independent members and will continue to consist of independent directors after the Annual Meeting. The Board has determined that each of our current directors is independent within the meaning of the Nasdaq director independence standards except for (i) Patrick M. Byrne, who serves as our Chief Executive Officer and in other capacities (see “Information Regarding Director Nominees and Other Directors”);	4 of 7 Directors are Independent
(ii) Saum Noursalehi, who serves as Chief Executive Officer of our indirect majority-owned subsidiary tZERO Group, Inc. (“tZERO”) and has previously served in a number of executive positions with Overstock, and (iii) Jonathan E. Johnson III, who serves on Overstock’s Board of Directors, and also serves as president of our wholly-owned subsidiary, Medici Ventures, Inc. (“Medici Ventures”) and as a member of its Board. In addition, Mr. Johnson has previously served in a number of other executive positions with Overstock.

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The Board / Committees of the Board

In reaching its determinations regarding the independence of the members of the Board, the Board considered the fact that Ms. Abraham’s adult son was an employee of the Company and is now an employee of our indirect majority-owned subsidiary tZERO, and determined that Ms. Abraham met the independence requirements. With respect to Mr. Corbus, the Board considered the facts that Mr. Corbus is currently also serving as a Director of our wholly owned subsidiary Medici Ventures and that Mr. Corbus has purchased warrants to purchase 3,800 shares of Medici Ventures’ common stock, as well as the fact that Mr. Corbus formerly served as Co-CEO of WR Hambrecht + Co., and considered the services that WR Hambrecht + Co. has performed for the Company in the past and determined that Mr. Corbus met the independence requirements. With respect to Dr. Kalyanam, the Board considered the fact that Dr. Kalyanam served as a consultant to the Company prior to and after his appointment as a director, and was paid $120,000 during 2015 by the Company for his consulting services, and determined that Dr. Kalyanam met the independence standards.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has adopted a written charter. Current copies of the committee charters are available on the Company’s website at http://investors.overstock.com. All members of the committees are appointed by the Board of Directors, and each member is independent within the meaning of the Nasdaq director independence standards and SEC rules. The committees are described in more detail below.

Audit Committee.    The Board has a standing Audit Committee. During 2018 the Audit Committee consisted of Allison H. Abraham, who serves as Chair, Barclay F. Corbus and Joseph J. Tabacco, Jr., each of whom is and was independent within the meaning of the Nasdaq director independence standards. The Board of Directors has determined that each of Ms. Abraham, Mr. Corbus and Mr. Tabacco is an “audit committee financial expert” as defined by the SEC. The experience of each such director that led the Board to the determination that such director is an “audit committee financial expert” is described below under “Information Regarding Director Nominees and Other Directors.” The Audit Committee is responsible for reviewing and monitoring our financial statements and our internal control over financial reporting, and selecting, reviewing and monitoring our independent registered public accounting firm, evaluating the scope of the annual audit, reviewing audit results, and consulting with management and our independent registered public accounting firm prior to presentation of financial statements to stockholders. The Report of the Audit Committee is included beginning on page 43 of this proxy statement.

Compensation Committee.    The Board also has a standing Compensation Committee. During 2018 the Compensation Committee consisted of Joseph J. Tabacco, Jr., who serves as Chairman, and Allison H. Abraham, each of whom is a non-employee and independent. The Compensation Committee is responsible for approving salaries, incentives and other forms of compensation for our executive officers and certain other employees and administering various incentive compensation and benefit plans. The Compensation Committee Report is included on page 30 of this proxy statement.

Nominating and Corporate Governance Committee.    The Board also has a standing Nominating and Corporate Governance Committee. During 2018 the Nominating and Corporate Governance Committee consisted of Joseph J. Tabacco, Jr., who serves as Chairman, and Allison H. Abraham, each of whom is a non-employee and independent. The Committee has authority to recommend Board nominees to the full Board, and also has authority over matters of corporate governance. Each member of the Board of Directors has historically participated in the consideration of director nominees.

Board and Committee Meetings

The Board held 19 meetings during 2018, four of which were regularly scheduled and the rest of which were special meetings. The Audit Committee held eight meetings during 2018; the Compensation Committee held four meetings during 2018; and the Nominating and Corporate Governance Committee held four meetings during 2018. With the exception of Kirthi Kalyanam, each incumbent director attended at least 75% of the meetings of the Board and of the total number of meetings held by all committees of the Board on which he or she served during 2018. The non-management members of the Board of Directors meet regularly in executive session without management present.

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The Board / Board Leadership Structure

Board Leadership Structure

Patrick M. Byrne serves as our principal executive officer and as a member of the Board of Directors. Allison H. Abraham has served as Chairwoman of the Board since 2017. We have not named a lead independent director. At December 31, 2018, the Board consisted of seven directors; four of whom were independent. We believe that our leadership structure is appropriate because the size of the Board and the composition of the Board permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. We believe that our current structure is serving the Company well at this time. Although Dr. Byrne previously served as both Chairman and Chief Executive Officer, the Board separated the roles of Chairman and Chief Executive Officer in 2014 based on its perceptions of the Company’s best interests at the time. We do not have any procedures for deciding when to separate or combine these positions.

Board Role in Risk Oversight

The Board has delegated responsibility for oversight of risk management relating to compensation matters to the Compensation Committee. The Board has delegated responsibility for cybersecurity risks, including protection of customer and employee data, proprietary information, and cyber risks, to the Audit Committee and management. The Board has delegated responsibility for financial and other risk management to the Audit Committee, although the full Board remains involved in risk management. The Committees and the Board receive periodic reports from management regarding various aspects of the Company’s risk management program. The manner in which the Board and Committees administer the oversight of risk management has not had any effect on the Board’s leadership structure.

Director Qualifications

The Nominating and Corporate Governance Committee has developed the Company’s Corporate Governance Principles (“Principles”), which have been adopted by the Board. The Principles set forth the Committee’s belief that while there are no specific minimum qualifications the Committee believes must be met by a candidate to be recommended by the Committee, candidates for election to the Board should have the highest professional and personal ethics and values. Candidates should have broad relevant experience, and should be committed to enhancing long-term stockholder value. They should be able and willing to provide insight and practical advice, and they must actively represent the interests of the stockholders. The Committee believes that a variety of types and a balance of knowledge, experience and capabilities among the members of the Board are in the best interests of the stockholders. The Principles set forth the Committee’s belief that diversity of viewpoint, professional experience and other individual qualities and attributes should be considered to the extent that they relate to the contribution a director is expected to make to the Board and the Company. The Committee periodically reviews the Principles, including the portion regarding diversity. The ability of a candidate to make independent analytical inquiries, the ability to understand the Company’s business, and the willingness of a candidate to devote adequate attention and time to the duties of the Board, are all relevant to the qualifications of a candidate. The specific experience, qualifications, attributes or skills that led the Committee to the conclusion that each director should be a director in light of our business and structure are described under “Information Regarding Director Nominees and Other Directors,” below.

Identification and Evaluation of Nominees for Director

The Nominating and Corporate Governance Committee believes that the current Board composition is serving the stockholders of the Company well. In the future, the Committee may consider additional candidates identified through current members of the Board, professional search firms, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

Stockholders may propose director candidates for general consideration by the Nominating and Corporate Governance Committee by submitting in proper written form the individual’s name, qualifications, and the other information required by the Bylaws as described below in “Other Information—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting” to the Secretary of the Company. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria applicable to the evaluation of candidates proposed by directors or management.

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The Board / Communications with the Board

The Committee has not approved any nominee for inclusion on our proxy card for the 2019 Annual Meeting other than Kirthi Kalyanam and Joseph J. Tabacco, Jr., each of whom is a current member of the Board. We have not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee did not receive, by a date not later than the 120th calendar day before the date of the Company’s proxy statement released to security holders in connection with the previous year’s annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the Company’s voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company’s voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

Communications with the Board

The Board has adopted resolutions to provide a formal process by which stockholders may communicate with the Board. The process adopted by the Board permits stockholders to communicate with the Board either in writing, addressed to the Board at the Company’s headquarters at 799 W. Coliseum Way, Midvale, Utah 84047, or by e-mail, sent to boardofdirectors@overstock.com. All communications from stockholders regarding matters appropriate for stockholder communications with the Board and delivered as described will be delivered to one or more Board members. The determination whether a communication involves a matter appropriate for stockholder communications with the Board is made by the Chairwoman of the Board or our General Counsel. Stockholders who desire to utilize the procedures described under “Other Information—Procedure for Submitting Stockholder Proposals” or “—Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting” should read those sections and the applicable portions of our bylaws and follow the procedures described.

Annual Meeting Attendance

Our policy is that Board members should attend our annual stockholders meetings if reasonably possible. All members of the Board attended the last annual stockholders meeting, which was held in May 2018.

Director Resignation Policy

Our Board has adopted a director resignation policy. The policy applies only to uncontested elections of directors. Under the policy, any incumbent nominee who fails to receive a greater number of “for” votes than “withhold” votes or instructions is required to tender his or her resignation to the Chairwoman of the Board within five business days following the certification of the stockholder vote. The Nominating and Corporate Governance Committee will consider any such tendered resignation and will make a recommendation to the Board of Directors concerning the acceptance or rejection of such resignation within 60 days following the date of the stockholders’ meeting. The Board of Directors will determine whether to accept or reject the resignation within 30 days after its receipt of the Committee’s recommendation, and we will publicly disclose the Board’s decision and, if applicable, the reasons for rejecting the tendered resignation, in a Form 8-K to be filed with the Securities and Exchange Commission within four business days after the Board’s decision is made.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors and employees. We will provide a copy of the code of ethics to any person without charge, upon request. Requests for a copy of the code of ethics may be made in writing addressed to: General Counsel, Overstock.com, Inc., 799 W. Coliseum Way, Midvale, Utah 84047.

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The Board / Policies and Procedures Regarding Related Party Transactions

Policies and Procedures Regarding Related Party Transactions

The Board has established a written policy and procedures for the review and approval or ratification of related party transactions. Under the Board’s policy, any related party transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K is subject to the prior approval of the Audit Committee unless prior approval is not feasible, in which case the transaction is required to be considered at the Audit Committee’s next meeting and, if the Audit Committee determines it to be appropriate, may be ratified at that meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person’s interest in the transaction. No member of the Audit Committee may participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide the Audit Committee with all material information regarding the transaction, including information regarding the extent of the member’s interest in the transaction, except that the Audit Committee may allow one or more members to participate in any approval or ratification of a related party transaction or potential related party transaction in which such member(s) is or may be a related person if the Audit Committee determines that doing so is in the best interests of the Company and its stockholders and informs the Board of Directors of any such approval. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The Audit Committee may from time to time pre-approve types or categories of transactions by related persons.

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The Board / Information Regarding Director Nominees and Other Directors

Information Regarding Director Nominees and Other Directors

Set forth below is certain information regarding the nominees for election and all other directors of Overstock whose term of office continues after the 2019 Annual Meeting.

Class II Directors and Nominees for Election for Terms Expiring in 2022

Dr. Kirthi Kalyanam

Age: 54

Director since: 2015

Committee Memberships: N/A

Dr. Kirthi Kalyanam has served as a director of Overstock since February 2015. For more than the last five years, Dr. Kalyanam has worked in academia and in consulting with his primary emphasis in Internet retailing. Dr. Kalyanam is currently the L.J. Skaggs Distinguished Professor and director of the Retail Management Institute at the Leavey School of Business at Santa Clara University. He has previously served as faculty director of the Executive MBA program, a visiting professor at the Graduate School of Business at Stanford University, guest faculty in the Stanford Executive MMP program, and senior vice president and chief marketing officer of SpinCircuit Inc., a provider of supply chain integration services to the electronics industry. He received his Ph.D. in business administration from the Krannert School of Management, Purdue University. Dr. Kalyanam’s areas of expertise include Internet Marketing, Retailing, Customer Centric Retailing, Multi-Channel Marketing and Database Marketing. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Kalyanam should serve as a director in light of our business and structure were his extensive expertise in in retailing, Internet and multi-channel marketing and database marketing.

Joseph J. Tabacco, Jr

Age: 70

Director since: 2007

Committee Memberships: Audit, Nominating and Corporate Governance, Compensation

Mr. Joseph J. Tabacco, Jr. has served as a director of Overstock since June 2007. For more than the last five years Mr. Tabacco has served as the managing partner of the San Francisco office of Berman Tabacco. A 1974 honors graduate of George Washington University School of Law, Mr. Tabacco litigates antitrust, securities fraud, commercial high tech, and intellectual property matters. Since entering private practice in the early 1980s, Mr. Tabacco has served as trial or lead counsel in numerous antitrust and securities cases and has been involved in all aspects of state and federal litigation. Prior to 1981, Mr. Tabacco served as senior trial attorney for the U.S. Department of Justice, Antitrust Division, and in both the Central District of California and the Southern District of New York.

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The Board / Information Regarding Director Nominees and Other Directors

Class III Directors (Terms Expiring in 2020)

Allison H. Abraham

Age: 56

Director since: 2002

Committee Memberships: Audit, Nominating and Corporate Governance, Compensation

Ms. Allison H. Abraham was appointed chair of Overstock’s Board of Directors in 2017 and has served as a director of Overstock since March 2002. Ms. Abraham is the Founder and, for more than the last five years, has been the President and Director of The Newton School, a private, non-profit K-8 school located in Sterling, Virginia. Ms. Abraham managed her own consulting business from October 2001 to November 2008. Previously, Ms. Abraham served as President and as a director of LifeMinders, Inc. Prior to joining LifeMinders, Ms. Abraham served as Chief Operating Officer of iVillage Inc. and was President, Chief Operating Officer and a Director of Shoppers Express. From 1992 to 1996, Ms. Abraham held several marketing and management positions at Ameritech Corporation. She was employed at American Express Travel Related Services in New York City for four years prior to this time. Ms. Abraham holds a Bachelor of Arts Degree in Economics from Tufts University and a Master’s Degree of Business Administration from the Darden School at the University of Virginia. The specific experience, qualifications, attributes or skills that led the Board to conclude that Ms. Abraham should serve as a director in light of our business and structure were Ms. Abraham’s substantial marketing experience and experience running online marketing companies, including her marketing experience with American Express Travel Related Services, her marketing and management positions with Ameritech Corporation, her experience as Vice President of Sales and Marketing and subsequently as President, Chief Operating Officer and a director of Shoppers Express, her experience as Chief Operating Officer of iVillage Inc. and her experience as President and as a director of LifeMinders, Inc.

Saum Noursalehi

Age: 40

Director since: 2017

Committee Memberships: N/A

Mr. Saum Noursalehi has served as a director of Overstock since 2017. He is the Chief Executive Officer of tZERO, our majority-owned subsidiary focusing on the development and commercialization of blockchain-based financial technology. For more than the last five years Mr. Noursalehi has served in various technical and management positions with Overstock and with tZERO. Prior to becoming Chief Executive Officer of tZERO, Mr. Noursalehi served as president of Overstock’s retail business from August 2016 to May 2018. He has been a senior vice president of Overstock since 2013. Before joining Overstock in 2005, Mr. Noursalehi worked as a software engineer at the Utah Administrative Office of the Courts, Brooks Automation, and technology startup Infopia. Mr. Noursalehi received a Bachelor’s Degree in Computer Science from the University of Utah. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Noursalehi should serve as a director in light of our business and structure were his combined deep expertise in our technology and marketing strategy.

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The Board / Information Regarding Director Nominees and Other Directors

Class I Directors (Terms Expiring in 2021)

Dr. Patrick M. Byrne

Age: 56

Director since: 1999

Committee Memberships: N/A

Dr. Patrick M. Byrne has served as our Chief Executive Officer (principal executive officer), and as a director since October 1999, as Chairman of the Board from February 2001 through October 2005, and from July 2006 through April 2014. Dr. Byrne has also served as the chief executive officer and/or a member or chairman or co-chairman of the board of directors of several of our wholly or majority owned subsidiaries at various times during the last five years. From 1994 to the present, Dr. Byrne has served as a Manager of the Haverford Group, an investment company and an affiliate of Overstock. Dr. Byrne controls High Plains Investments LLC, which is our largest stockholder. Dr. Byrne has a Bachelor of Arts degree in Chinese studies from Dartmouth College, a Master’s Degree from Cambridge University as a Marshall Scholar, and a Ph.D. in philosophy from Stanford University. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Byrne should serve as a director in light of our business and structure were the following. Dr. Byrne has led the Company from revenues of approximately $1.8 million in 1999 to approximately $1.8 billion for the year ended December 31, 2018. He has served as our Chief Executive Officer since 1999 (subject to medical leaves of absence in 2013 and 2016), and has also been directly in charge of marketing, merchandising and other senior executive management functions from time to time. Dr. Byrne has led and continues to lead the development of our evolving business model, including the initiation and development of the blockchain-based initiatives being pursued by Medici Ventures and tZERO. Dr. Byrne is our chief long-term strategic planner.

Barclay F. Corbus

Age: 51

Director since: 2007

Committee Memberships: Audit

Mr. Barclay F. Corbus has served as a director of Overstock since March 2007. Mr. Corbus assists with overseeing our policies and practices that promote diversity and inclusion, health, safety, environmental, product stewardship and sustainability. Mr. Corbus has served as Senior Vice President of Clean Energy Fuels Corp., a provider of vehicular natural gas, with responsibility for strategic development, since September 2007. He served as Co-CEO of WR Hambrecht + Co., an investment banking firm, from July 2004 to September 2007, and prior to that date served in other executive positions with WR Hambrecht + Co. Prior to joining WR Hambrecht + Co in March 1999, Mr. Corbus was in the investment banking group at Donaldson, Lufkin and Jenrette. Mr. Corbus graduated from Dartmouth College with a Bachelor of Arts Degree in Government and has a Master’s Degree of Business Administration in Finance from Columbia Business School. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Corbus should serve as a director in light of our business and structure were his substantial experience in finance, management, and strategic planning, as well as his experience analyzing and evaluating corporate business plans, capital structures and needs, and debt, equity and hybrid financing alternatives resulting from his work for Clean Energy Fuels Corp., WR Hambrecht + Co., and Donaldson, Lufkin and Jenrette.

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The Board / Information Regarding Director Nominees and Other Directors

Jonathan E. Johnson III

Age: 53

Director since: 2013

Committee Memberships: N/A

Mr. Jonathan E. Johnson III joined Overstock in September 2002 and has served as a Director since May 2013. Mr. Johnson currently serves as President, Medici Ventures. He is also on the Board of Directors of Medici Ventures and Medici Ventures portfolio companies Bitt.com, Finclusive, GrainChain, PeerNova, and Voatz. He served as our President from July 2008 to February 2013, as our Acting Chief Executive Officer from February 2013 to April 2013, as Executive Vice Chairman of the Board and Corporate Secretary from April 2013 to April 2014, and Chairman of the Board of Directors May 2014 through May 2017. Prior to his service as our President, Mr. Johnson served as our General Counsel and as our Vice President, Strategic Projects and Legal, and Senior Vice President, Corporate Affairs and Legal. Mr. Johnson previously served on the Board of Directors of t0.com, Inc. Mr. Johnson holds a Bachelor’s Degree in Japanese from Brigham Young University, studied for a year at Osaka University of Foreign Studies in Japan, and received his law degree from the J. Reuben Clark Law School at Brigham Young University. Mr. Johnson serves on the executive committee of the Board of Trustees of the Utah Technology Council, the Board of Silicon Slopes, the Board of Trustees of the Libertas Institute, and the Board of Trustees of the Hale Center Theatre. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Johnson should serve as a director in light of our business and structure were his experience as our General Counsel, as our Vice President, Strategic Projects and Legal, as our Senior Vice President, Corporate Affairs, as our President, and as our Acting Chief Executive Officer.

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Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2018 were Allison H. Abraham and Joseph J. Tabacco, Jr. During 2018:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and

•

none of the Company’s executive officers served on the compensation committee or other board committee performing equivalent functions or as a member of the board of directors of another entity, one of whose executive officers served on the Company’s Board or Compensation Committee or other board committee performing equivalent functions.

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Executive Compensation

22	Compensation Discussion and Analysis

	22	Introduction

	23	2017 Say on Pay Vote and 2017 Say on When Vote

	23	Compensation Objectives

	23	Employment Agreements

	24	Retirement Benefits

	24	Role of Compensation Consultants

	24	Elements of Compensation

	27	Nonqualified Deferred Compensation Plan

	27	Executive Compensation Action Taken After Year-End

	28	Timing of Equity Awards

	28	Severance and Change of Control Arrangements

	29	Security Ownership Requirements

	29	Hedging Policy

30	Compensation Committee Report

31	Compensation Tables and Narratives

	31	Summary Compensation Table

	33	Grants of Plan-Based Awards

	34	Outstanding Equity Awards at Fiscal Year-End

	35	Option Exercises and Stock Vested

	35	Nonqualified Deferred Compensation Plan

	36	Compensation of Directors

	37	Director Compensation Table

	37	Potential Payments Upon Termination or Change of Control

	39	CEO Pay Ratio

	41	Equity Compensation Plan Information

Compensation Discussion and Analysis

Introduction

The Compensation Committee administers our executive compensation program. The Compensation Committee, which consists entirely of independent directors, is responsible for reviewing and approving our compensation policies, for reviewing and approving all forms of compensation for our executive officers, including our named executive officers identified in the Summary Compensation Table below (the “Named Executive Officers”), for administering our incentive compensation programs, for approving and overseeing the administration of our employee benefits programs other than medical benefits programs, and for providing insight and guidance to management with respect to employee compensation and retention generally. Following is a discussion of the objectives and implementation of our executive compensation programs.

The Compensation Committee operates under a charter adopted by the Board of Directors. The Compensation Committee periodically reviews the adequacy of its charter and recommends changes to the Board for approval as it considers appropriate. The Compensation Committee meets at scheduled times during the year and also acts from time to time by written consent. The Compensation Committee reports on its activities and makes recommendations at meetings of the Board. The Compensation Committee approves executive salaries, approves awards under incentive/bonus plans, and administers the Company’s 2005 Equity Incentive Plan. The Compensation Committee periodically reviews comparative executive compensation information from other public companies. Additionally, from time to time, the Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits and management performance appraisals and succession planning. During 2018, our Chief Executive Officer (Dr. Byrne) (our “CEO”), our President, Retail, our President, Medici Ventures, our Chief Financial Officers and other executive officers made recommendations and participated in compensation discussions concerning executive officers. The Compensation Committee does not have the power to delegate any of its authority to any other person. Our CEO does not participate in any Compensation Committee deliberations regarding his compensation, but, as he has done for the last several years, informed the Committee prior to its deliberations that he would not accept any bonus payment and would not accept a salary of more than approximately $100,000.

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Executive Compensation / Compensation Discussion and Analysis

2017 Say on Pay Vote and 2017 Say on When Vote

At the 2017 annual stockholders meeting our stockholders voted, on an advisory basis, to approve our executive compensation. The Compensation Committee was aware of the results of the advisory vote when it made 2018 compensation decisions, but its awareness of the advisory vote did not affect the Committee’s decisions. The Compensation Committee intends to consider the results of the 2017 say on pay vote in future compensation decisions.

At the 2017 annual stockholders meeting the stockholders also voted, on an advisory basis, to approve the Board’s recommendation that future advisory votes regarding our executive compensation be held once every three years. We have determined to follow the stockholder vote.

Compensation Objectives

Our executive compensation programs seek to attract and retain highly competent executive management who will build long-term economic value for the Company. Our general compensation philosophy for our executives is that our executives’ cash compensation should generally be at levels that are sufficient to retain the services of the executives, but that our executives’ opportunities for more significant compensation should be tied closely to our performance.

The objectives of our executive compensation plans and programs are to:

•	Increase the long-term economic value of the Company;

•	Retain the senior executives; and

•	Deliver the total executive compensation package in a cost-effective manner.

Our executive compensation policy is designed to reward decisions and actions that have a positive effect on our financial performance and long-term stock value, and to balance short-term and long-term goals. Since 2008 our approach to equity awards has been to make an annual grant of restricted stock units (“RSUs”) in an effort to create an equity awards system that will have long-term motivational effects tied directly to our stock price, subject to compliance with the vesting requirements. The Compensation Committee believes that annual RSU grants, with multi-year vesting requirements, made over a number of years, should have the desired effect of providing appropriate incentives tied to the market price of the common stock over a long period of time, without encouraging short-term or inappropriate management decisions. During 2018 the Compensation Committee also made supplemental RSU grants to one or more Named Executive Officers as described below.

In addition to our 2005 Equity Incentive Plan, Medici Ventures and tZERO have each adopted an equity incentive plan. During 2018 certain of our Named Executive Officers received grants under the Medici Ventures, Inc. Stock Option Plan (the “Medici Option Plan”) and/or the tZERO Plan (as defined below), as shown in the Summary Compensation Table and other tables below.

In 2018 our Named Executive Officers were not eligible to participate in any bonus plan, but some received individual bonuses, as described below.

In 2018 our Named Executive Officers did not receive any adjustments to their base salaries based on marketplace changes or other developments outside of the Company. During 2018, the only adjustments the Compensation Committee made to the base salaries of any of our Named Executive Officers were based on changes to the responsibilities of certain Named Executive Officers as described below.

The accounting and tax treatment of particular forms of compensation generally do not affect the Compensation Committee’s compensation decisions.

Employment Agreements

None of our Named Executive Officers has an employment or severance agreement.

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Executive Compensation / Compensation Discussion and Analysis

Retirement Benefits

We do not offer any pension plan or other retirement benefits except a 401(k) plan and a nonqualified deferred compensation plan for senior management. At December  31, 2018 none of our Named Executive Officers participated in the nonqualified deferred compensation plan.

Role of Compensation Consultants

During 2018 neither the Compensation Committee nor the Company engaged or received advice from any compensation consultant.

Elements of Compensation

The elements of total compensation for which our Named Executive Officers were generally eligible during 2018 were as follows:

•	Base salary (in which we include payments for paid time off, holiday pay, and pay for working during Company holidays);

•	Individual bonuses;

•	Awards under our 2005 Equity Incentive Plan, and, for employees and directors of Medici Ventures and/or tZERO, awards under the Medici Option Plan and/or the tZERO Plan (defined below);

•	Matching contributions under our 401(k) plan;

•	Benefits under our health, welfare and supplemental disability benefits plans;

•	Benefits under our Nonqualified Deferred Compensation Plan;

•	Subsidized meals in our Company cafeteria; and

•	Service awards for reaching five, ten or 15 years of service to the Company, which may include gross up payments to compensate for the taxes on those awards.

Each of these elements is discussed below.

Our CEO.    In 2018, our CEO Dr. Byrne’s base salary of $96,779, plus holiday pay and other minor adjustments, resulted in the salary reported in the summary compensation table of $104,231. Dr. Byrne also received 401(k) matching contributions of $6,000; had imputed income for group term life insurance in the amount of $774; and received a grant of a stock option under the Medici Option Plan with a grant date fair value of $25,593 to acquire up to 300 shares of Medici Ventures common stock. Dr. Byrne did not receive any equity award under our 2005 Equity Incentive Plan during 2018.

Base Salary.    The base salaries of the Named Executive Officers are reviewed by the Compensation Committee annually. Salaries for the Named Executive Officers for 2018 were unchanged from their 2017 salaries, with the following exceptions:

•

On January 29, 2018 the Committee approved an increase in Mr. Noursalehi’s salary from $400,000 to $500,000. The Committee approved the increase based on its subjective perceptions of the difficulty of Mr. Noursalehi’s role and recognition of his efforts during 2017. Effective May 9, 2018, Mr. Noursalehi was appointed as Chief Executive Officer of tZERO, and resigned as President, Retail of the Company. In connection with Mr. Noursalehi’s appointment as Chief Executive Officer of tZERO, the Committee approved an increase of his salary from $500,000 to $1,000,000. The Committee approved the increase based on its subjective perceptions of the substantial requirements of his new position and the importance to the Company of building the tZERO blockchain-based business.

•

On February 22, 2018, the Committee approved an increase in Mr. Knab’s salary from $300,000 to $400,000. The Committee approved the increase based on its subjective perceptions of the difficulty and critical nature of Mr. Knab’s role and in recognition of his efforts during 2017.

•

On or about May 27, 2018, Vikram Raghavan was appointed as Chief Product Officer of tZERO and resigned as Senior Vice President of Product Development of the Company. In connection with Mr. Raghavan’s appointment as

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Chief Product Officer of tZERO, the Committee approved an increase in his salary from $300,000 to $400,000 primarily because of the substantial increase in his duties with respect to his new position. Mr. Raghavan resigned from tZERO on or about September 15, 2018.

•	Mr. Iverson joined us April 2, 2018, and effective April 16, 2018, he became our Chief Financial Officer.

•

Effective April 16, 2018, Mr. Hughes resigned as our Senior Vice President, Finance and Risk Management in order to become the Chief Financial Officer of one of our partially owned subsidiaries. In connection with the change the Committee approved a change of Mr. Hughes’ salary from $300,000 to $200,000 as a result of the decrease in his responsibilities.

2018 Individual Bonus Payments.    In 2018 our Named Executive Officers were not eligible to participate in any bonus plan. Mr. Hughes received a cash bonus of $5,769, an amount equal to one week of pay, for his work related to tZERO, and an award for his 10 years of service to the Company of a $250 gift card and a $1,000 cash payment with a tax gross-up payment of $529. Mr. Raghavan received a bonus of $15,000 for having completed one year of service.

2005 Equity Incentive Plan.    We use the grant of awards under our 2005 Equity Incentive Plan to provide long-term incentive compensation opportunities to our key employees, including the Named Executive Officers. The plan was most recently reapproved by the stockholders in 2017. It provides for the grant of equity-based awards, including restricted stock and restricted stock unit awards. The plan is designed to provide incentive compensation that aligns management’s financial interests with those of our stockholders and encourages management ownership of our common stock.

Since 2008 the only type of award we have granted under the 2005 Equity Incentive Plan has been restricted stock units (“RSUs”). The Compensation Committee determines the number of RSUs to be granted to key employees, including Named Executive Officers, based on a recommendation of management including the active participation during 2018 of the CEO, by determining the aggregate amount the Compensation Committee considers appropriate for the entire group and allocating the awards on the basis of management’s recommendation and the Compensation Committee’s subjective views of the relative ability of key employees or groups of key employees to make positive contributions to the Company. The Compensation Committee generally makes equity grants to key employees, including Named Executive Officers, annually at a regularly scheduled Compensation Committee meeting typically held in late January or early February of each year. In 2018, the Compensation Committee made these regular equity grants on January 26, 2018. In addition, the Compensation Committee approved an RSU grant on May 8, 2018, to our new Chief Financial Officer, Mr. Iverson, who was hired on April 2, 2018. We have not otherwise adopted any specific policy regarding the amount or timing of any stock-based compensation for employees under the 2005 Equity Incentive Plan, although the aggregate amount of the equity grants to employees in recent years has generally been a number of shares approximately equal to 1-2% of the number of shares outstanding, and the annual grant typically occurs during the first half of the year. We have never backdated or repriced options or any other equity award. The aggregate grant date fair value of equity-based awards is set forth in the Summary Compensation Table. Information concerning the number of RSUs held by each Named Executive Officer as of December 31, 2018, under the 2005 Equity Incentive Plan is set forth in the Outstanding Equity Awards at Fiscal Year-End Table. The annual RSU grants to our Named Executive Officers have historically been the most significant incentive compensation arrangement we utilize. As described below, Medici Ventures and tZERO have also begun utilizing equity incentive plans.

Medici Option Plan.    In July 2017 our wholly-owned subsidiary Medici Ventures, Inc. adopted the Medici Option Plan, which provides for the grant with respect to Medici Ventures common stock of non-qualified stock options. During 2018 the only Named Executive Officer to receive an award under this plan was Dr. Byrne, who received a non-qualified stock option with a grant date fair value of $25,593 to acquire up to 300 shares of Medici Ventures common stock.

tZERO Group, Inc. 2017 Equity Incentive Plan.

In December 2017, our indirect majority-owned subsidiary tZERO adopted an equity incentive plan which provides for the grant with respect to tZERO common stock of non-qualified stock options, restricted stock and RSUs (“tZERO Plan”). During 2018, tZERO granted non-qualified stock options to the following Named Executive Officers:

•	Mr. Noursalehi received an option with a grant date fair value of $1,610,868 to acquire up to 2,000,000 shares of tZERO common stock.

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Executive Compensation / Compensation Discussion and Analysis

•	Mr. Goyal received an option with a grant date fair value of $317,450 to acquire up to 350,000 shares of tZERO common stock.

•

Mr. Raghavan received an option with a grant date fair value of $416,430 to acquire up to 500,000 shares of tZERO common stock. Mr. Raghavan forfeited his unvested equity awards for no consideration when he resigned from tZERO on or about September 15, 2018.

401(k) Plan.    We maintain a 401(k) plan, in which Named Executive Officers may participate. During 2018 we made 100% matching contributions on the first 6% of eligible compensation deferred by employees. Such matching amounts vested immediately. We did not make any profit sharing contributions in 2018. The amounts of the matching contributions to our Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table. Participation in the 401(k) plan is available to employees on a non-discriminatory basis.

Health and Welfare Benefits.    We provide health, life and disability insurance and other employee benefits programs to our employees, including our Named Executive Officers. We also provide supplemental disability insurance for our senior management team members, including the Named Executive Officers. Except for the supplemental disability insurance, our employee benefits plans are provided on a non-discriminatory basis. The amounts of the supplemental disability insurance premium payments we make for the benefit of our Named Executive Officers are included in the “All Other Compensation” column of the Summary Compensation Table.

Nonqualified Deferred Compensation Plan.    We have a nonqualified deferred compensation plan for senior management (the “Deferred Compensation Plan”). The Deferred Compensation Plan, which is described in more detail below, allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants’ accounts. We have never made any discretionary contributions to participants’ accounts. At December 31, 2018 none of our Named Executive Officers had any amounts deferred under the Deferred Compensation Plan.

Company Cafeteria.    We operate a subsidized cafeteria in our corporate headquarters. The cafeteria is open to all employees on a non-discretionary basis. We track purchases by each employee in order to compute imputed income for each employee, including Named Executive Officers.

Service Awards.    We pay service awards to all employees, including Named Executive Officers, for reaching certain milestones for their years of service. Although these awards are primarily ceremonial, we believe that loyalty to the Company and length of service deserve recognition. We therefore provide the following employee service awards:

•	after five years of service—we provide a $250 Company gift card;

•	after ten years of service—we provide a $250 Company gift card plus $1,000 cash with a gross up to compensate the employee for taxes on the award; and

•	after fifteen years of service—we provide a $250 Company gift card plus we allow the employee to take a one-month sabbatical with pay.

Why We Pay these Elements of Compensation; How We Determine the Amounts; and Interrelationships of these Elements.    The main elements of compensation potentially available to our Named Executive Officers (other than our Chief Executive Officer) for 2018 were base salary and RSU grants, with the possibility of bonus payments for individual performance. The three elements operate independently of one another. The Compensation Committee periodically considers the value of each component and the total value of the compensation package being provided to each of the Named Executive Officers, as well as the history of each officer’s compensation package. The base salaries we paid the Named Executive Officers during 2018 were paid in order to retain the services of those executives.

The Compensation Committee granted RSUs to our Named Executive Officers and other key employees on January 26, 2018 to provide long-term incentive compensation tied directly to the price of the Company’s common stock. The grants were intended to have a retention effect, as they vest in equal annual increments over a three-year period. They were also intended to provide reasonable incentives tied to the price of the Company’s common stock, which the Compensation Committee believes to be in the best interests of stockholders generally. In approving the

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Executive Compensation / Compensation Discussion and Analysis

January 2018 grants the Compensation Committee considered the substantial increase in the price of the Company’s common stock during 2017 and January 2018, as well as the historical volatility of the price of the Company’s common stock, and determined that it was in the Company’s best interest to keep the aggregate amount of the grants reasonably consistent with prior years.

The Compensation Committee sometimes approves individual bonus payments as rewards for extraordinary efforts. The bonus payments to our NEOs during 2018 are described above under “2018 Bonus Payments.”

We provide the 401(k) plan, the health and welfare benefits and the Company cafeteria to help make our overall compensation packages and work environment more attractive to all our employees, including our Named Executive Officers.

Risks of Our Compensation Policies and Practices.    We periodically analyze and evaluate risks arising from our compensation policies and practices, and have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

Nonqualified Deferred Compensation Plan

We have a nonqualified deferred compensation plan for senior management (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants’ accounts. Participants are permitted to select from a limited number of investment alternatives available under the Plan. Under the terms of the Deferred Compensation Plan, eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. We have never paid any above-market or preferential earnings on any compensation deferred under the Deferred Compensation Plan. At December 31, 2018 none of our Named Executive Officers had any funds in the Deferred Compensation Plan.

Executive Compensation Action Taken After Year-End

The Compensation Committee did not take any action relating to 2018 compensation of any Named Executive Officer after December 31, 2018.

On February 13, 2019, the Compensation Committee met to set 2019 salaries for our Named Executive Officers and made RSU grants. The Compensation Committee has not approved any 2019 bonus plan in which our Named Executive Officers would be eligible to participate. Below are the 2019 salaries and RSU grants provided to our Names Executive Officers.

Name	2019 Salary	Restricted Stock Unit Grant (1)

Patrick M. Byrne (2)	$100,000	0

Gregory J. Iverson	$400,000	20,000

Robert P. Hughes	$200,000	0

Saum Noursalehi	$1,000,000	0

Amit Goyal	$400,000	0

John Paul Knab	$400,000	20,000

Vikram Raghavan (3)	$—	—

(1)

Restricted stock unit grants are made pursuant to the Company’s 2005 Equity Incentive Plan and will vest in three equal annual increments after the February 13, 2019 grant date. Figures shown are the number of units/shares.

(2)	Dr. Byrne also received a non-qualified stock option on February 13, 2019 with a grant date fair value of $86,840 to acquire up to 1,000 shares of Medici Ventures common stock.

(3)	Mr. Raghavan resigned on September 15, 2018, at which time he forfeited his unvested equity awards.

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Executive Compensation / Compensation Discussion and Analysis

Timing of Equity Awards

The Compensation Committee did not grant any stock options under the 2005 Equity Incentive Plan to any of our Named Executive Officers during 2018. We do not have any program, plan or practice to time option grants, RSU awards or any other equity awards to our Named Executive Officers or to any other employee in coordination with the release of material non-public information. The Company’s Board of Directors and Board committees, including the Compensation Committee, normally schedule their regular meetings at least a year in advance. Meetings of the Compensation Committee are generally held in connection with the regularly scheduled Board meetings. The meetings are scheduled in an effort to meet a number of different timing objectives, including the review of financial results and the review of press releases and filings containing financial results. The Compensation Committee may approve equity awards shortly before or after the public release of financial results or other material information, because the Compensation Committee holds its meetings in connection with the Board meetings, not because of a program, plan or practice to time option grants or other equity awards. We also do not set the grant date of any equity awards to new executives in coordination with the release of material non-public information, and we have not timed, and do not plan to time, the release of material non-public information for the purpose of affecting the value of executive compensation.

During 2018, Medici Ventures granted non-qualified stock options under the Medici Option Plan to certain of its employees and directors, including Dr. Byrne. The discussion in the paragraph above regarding the timing of meetings and other logistics regarding the 2005 Equity Incentive Plan is also generally applicable to the activities of the Medici Ventures Board relating to the Medici Option Plan.

During 2018, tZERO granted non-qualified stock options under the tZERO Plan to certain of its employees and directors, including Mr. Noursalehi, Mr. Goyal and Mr. Raghavan. Mr. Raghavan forfeited his unvested equity awards when he resigned from tZERO on or about September 15, 2018. The discussion in the second preceding paragraph above regarding the timing of meetings and other logistics regarding the 2005 Equity Incentive Plan is also generally applicable to the activities of the tZERO Board relating to the tZERO Plan.

Severance and Change of Control Arrangements

None of our executive officers has any contractual right to any severance or change of control payments under any employment or severance agreement although we do sometimes make severance payments on a case-by-case basis.

Our executive officers hold RSUs issued under our 2005 Equity Incentive Plan, and the vesting of such awards may be accelerated, under certain circumstances, upon or in connection with a change of control of the Company or upon the termination of the employment of the holder within a period of time after a change of control has occurred. The 2005 Equity Incentive Plan provides that if a merger or change of control (as defined in the plan) occurs, outstanding awards will be assumed by the successor or an equivalent award will be substituted, or the award will vest and the participant will have the right to exercise the award. The 2005 Equity Incentive Plan also provides that the Board has the power to modify any outstanding awards at any time, by accelerating vesting or otherwise.

In addition, as described above, our Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and permits us to make discretionary contributions to participants’ accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer, and at December 31, 2018 none of our Named Executive Officers had any funds in the Deferred Compensation Plan.

Certain of our executive officers hold options granted under the Medici Option Plan, and the vesting and exercisability of such options may be accelerated in connection with a change of control (as defined in the Medici Option Plan) or otherwise.

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Executive Compensation / Compensation Discussion and Analysis

Certain of our executive officers hold options or other awards granted under the tZERO Plan. The tZERO Plan provides that in the event of a change of control (as defined in the tZERO Plan), the administrator shall accelerate, vest or cause the restrictions to lapse with respect to all awards outstanding under the plan prior to the change in control.

Security Ownership Requirements

We do not have any policy requiring our Named Executive Officers or directors to own any specified amount of our common stock. At March 12, 2019 our CEO beneficially owned approximately 14.4% of our common stock.

Hedging Policy

We have a policy prohibiting directors, officers and other employees and members of their immediate families from engaging in short sales of our stock or otherwise engaging in any transaction intended to hedge against or profit from any decrease in the market value of our securities.

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Executive Compensation / Compensation Committee Report

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s 2019 proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Joseph J. Tabacco, Jr. (Chair)

Allison H. Abraham

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Executive Compensation / Compensation Tables and Narratives

Compensation Tables and Narratives

Compensation Paid to Executive Officers

The following table sets forth information for the three years ended December 31, 2018 concerning the compensation for services in all capacities to the Company and its subsidiaries of (i) our principal executive officer, (ii) each of the two individuals who served as our principal financial officer during 2018, (iii) our three most highly compensated executive officers who were serving as such at December 31, 2018 other than our principal executive officer and our two principal financial officers, and (iv) up to two additional executive officers who would have been included but were not serving as such at December 31, 2018. We refer to these individuals throughout this proxy statement as the “Named Executive Officers.”

The material factors necessary to understand the summary compensation table and the grants of plan-based awards table below are described above in the Compensation Discussion and Analysis and in the footnotes to the summary compensation table.

Summary Compensation Table

Name & Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation	Total

Patrick M. Byrne (3) Chief Executive Officer and Director (principal executive officer)	2018	$104,231	—	—	$25,593	$ 6,774	$136,598
	2017	$100,000	—	$338,000	$2,800	$ 6,576	$447,376
	2016	$81,539	—	—		$ 4,662	$86,201

Gregory J. Iverson (4) Chief Financial Officer (principal financial officer)	2018	$286,154	—	$763,000	—	$138,606	$1,187,760

Robert P. Hughes (5) Senior Vice President, Finance and Risk Management (principal financial officer)	2018	$254,232	$5,769	$1,489,000	—	$ 25,798	$1,774,800
	2017	$300,000	$15,000	$253,500	—	$ 25,247	$593,749
	2016	$300,003	—	$216,150	—	$ 23,608	$539,761

Saum Noursalehi (6) Chief Executive Officer, tZERO	2018	$828,846	—	$2,233,500	$1,610,868	$166,607	$4,839,821
	2017	$400,000	—	$549,250	—	$ 19,181	$968,431
	2016	$351,058	—	$288,200	—	$ 19,105	$658,363

Amit Goyal (7) Chief Technology Officer, tZERO	2018	$338,079	—	$1,116,750	$317,450	$ 20,950	$1,793,229

John Paul Knab (8) Chief Marketing Officer	2018	$398,463	—	$1,302,875	—	$ 20,641	$1,721,979

Vikram Raghavan (9) former Chief Product Manager, tZERO	2018	$296,154	$15,000	$1,489,000	$416,430	$ 89,439	$2,306,023

(1)	Amounts shown are the aggregate grant date fair value of the awards, determined in accordance with FASB ASC Topic 718.

(2)	Amounts shown are the aggregate grant date fair value of the awards, determined in accordance with FASB ASC Topic 718.

(3)

Dr. Byrne did not receive any Overstock equity award in 2018. On April 18, 2018 Dr. Byrne was granted a non-qualified stock option with a grant date fair value of $25,593 to acquire up to 300 shares of Medici Ventures common stock pursuant to the Medici Option Plan. On December 27, 2017 Dr. Byrne was granted a non-qualified stock option with a grant date fair value of $2,800 to acquire up to 2,500 shares of Medici Ventures common stock pursuant to the Medici Option Plan. The Company reported the December 27, 2017 grant in a Form 8-K filed January 3, 2018, but inadvertently omitted the $2,800 grant date fair value of that award from the summary compensation table in the proxy statement for the 2018 annual stockholders meeting. The 2017 amounts in the compensation tables have been corrected to include that award. Amounts shown in “All Other Compensation” in 2018 for Dr. Byrne include Company provided 401(k) matching contributions (with a 100% match of the first 6% of eligible contributions), in the amount of $6,000; and imputed income for group term life insurance in the amount of $774.

(4)

Mr. Iverson joined us on April 2, 2018 and became our Chief Financial Officer on April 16, 2018. Amounts shown in “All Other Compensation” in 2018 for Mr. Iverson include Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $13,846; imputed income for group term life insurance in the amount of $589; a $75,000 unallocated expense reimbursement for moving expenses in relocating from Arizona to Utah; imputed income for food purchased in the Company’s subsidized café in the amount of $206; and $48,965 the Company paid to a third-party to assist with the sale of Mr. Iverson’s house in Arizona.

(5)

Mr. Hughes served as Senior Vice President, Finance and Risk Management until April 16, 2018, when he resigned in order to accept a role with our indirect majority-owned subsidiary pursuing land governance improvements. Amounts shown in “Bonus” include a payment of $5,769,

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Executive Compensation / Compensation Tables and Narratives

an amount equal to one week of pay, for his work related to tZERO. Amounts shown in “All Other Compensation” in 2018 for Mr. Hughes include Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $15,277; premiums paid by the Company for supplemental disability insurance in the amount of $5,386; imputed income for group term life insurance in the amount of $2,243; imputed income for food purchased in the Company’s subsidized café in the amount of $1,113; a gift card in the amount of $250; and a service award in the amount of $1,000 with a $529 gross up for taxes, for his 10 years of service.

(6)

Mr. Noursalehi served as President, Retail, of Overstock until May 8, 2018, when he became Chief Executive Officer of Overstock’s indirect majority-owned subsidiary tZERO. Amounts shown in “All Other Compensation” in 2018 for Mr. Noursalehi include Company provided amounts for housing which total $88,402; a cash payment for the paid-time-off Mr. Noursalehi accrued but did not use when he transferred from the Company to tZERO in the amount of $57,692; 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $16,500; premiums paid by the Company for supplemental disability insurance in the amount of $2,719; imputed income for group term life insurance in the amount of $1,112; and imputed income for food purchased in the Company’s subsidized café in the amount of $182. The $1,610,868 shown for Mr. Noursalehi in the Option Awards column is the grant date value of a non-qualified stock option grant Mr. Noursalehi received from tZERO on May 21, 2018 for an option to acquire 2,000,000 shares of tZERO pursuant to the tZERO Plan.

(7)

Mr. Goyal served as Senior Vice President of Technology until September 30, 2018, when he was appointed as Chief Technology Officer of tZERO. Amounts shown in “All Other Compensation” in 2018 for Mr. Goyal include 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $16,500; imputed income for group term life insurance in the amount of $715; premiums paid by the Company for supplemental disability insurance in the amount of $2,792; and imputed income for food purchased in the Company’s subsidized café in the amount of $943. The $317,450 shown in the Option Awards column is the grant date value of a non-qualified stock option Mr. Goyal received from tZERO on November 3, 2018 for an option to acquire 350,000 shares of tZERO pursuant to the tZERO Plan. Mr. Goyal was not a Named Executive Officer during 2016 or 2017; consequently, information for those years is not included.

(8)

Mr. Knab was promoted from Senior Vice President of Digital Marketing to Chief Marketing Officer on August 20, 2018. Amounts shown in “All Other Compensation” in 2018 for Mr. Knab include Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $16,500; premiums paid by the Company for supplemental disability insurance in the amount of $2,868; imputed income for group term life insurance in the amount of $777; and imputed income for food purchased in the Company’s subsidized café in the amount of $496. Mr. Knab was not a Named Executive Officer during 2016 or 2017; consequently, information for those years is not included.

(9)

Mr. Raghavan served as Senior Vice President of Product Development until May of 2018, when he was appointed as Chief Product Officer of tZERO. Amounts shown in “All Other Compensation” in 2018 for Mr. Raghavan include a cash payment of $71,480 for accrued paid time off Mr. Raghavan had accrued but did not use when he transferred from the Company to tZERO; 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $16,500; imputed income for group term life insurance in the amount of $552; and imputed income for food purchased in the Company’s subsidized café in the amount of $907. The $416,430 shown in the Option Awards column is the grant date fair value of a non-qualified stock option Mr. Raghavan received from tZERO on May 21, 2018 for an option to acquire 500,000 shares of tZERO pursuant to the tZERO Plan. Mr. Raghavan received a bonus of $15,000 for having completed one year of service. Mr. Raghavan resigned from tZERO on or about September 15, 2018. Mr. Raghavan was not a Named Executive Officer during 2016 or 2017; consequently, information for those years is not included.

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Executive Compensation / Compensation Tables and Narratives

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards pursuant to plans made to the Named Executive Officers during the year ended December 31, 2018.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1)	All Other Option Awards: Number of Securities Underlying Options (2)		Exercise or Base Price of Option Awards		Grant Date Fair Value of Stock and Option Awards (3)

Patrick M. Byrne (4)	April 18, 2018		300	*		$281.71	$25,593

Gregory J. Iverson	May 8, 2018	20,000			$		$763,000

Robert P. Hughes	January 26, 2018	20,000			$		$1,489,000

Saum Noursalehi (5)	January 26, 2018	30,000			$		$2,233,500

	May 21, 2018		2,000,000	**		$2.75	$1,610,868

Amit Goyal (6)	January 26, 2018	15,000			$		$1,116,750

	November 3, 2018		350,000	**		$3.42	$317,450

John Paul Knab	January 26, 2018	17,500			$		$1,302,875

Vikram Raghavan (7)	January 26, 2018	20,000			$		$1,489,000

	May 21, 2018		500,000	**		$2.75	$416,430

*	Relates to common stock of Medici Ventures under non-qualified stock options granted pursuant to the Medici Option Plan.

**	Relates to common stock of tZERO under non-qualified stock options granted pursuant to the tZERO Plan.

(1)	Amounts reported relate to RSU grants under our 2005 Equity Incentive Plan, which were made on the dates indicated. See “—Elements of Compensation—2005 Equity Incentive Plan,” above.

(2)	Options were granted pursuant to the Medici Option Plan or the tZERO Plan, as indicated. All references to shares of tZERO reflect a 10,000 for 1 stock split effected on October 1, 2018.

(3)

Amounts reported are the grant date fair value of the awards, determined in accordance with FASB ASC Topic 718. The fair market value of the shares of Overstock common stock on the grant dates were $74.45 per share at the close of business on January 26, 2018 and $38.15 per share at the close of business on May 8, 2018. The awards made pursuant to our 2005 Equity Incentive Plan vest in three equal annual increments on the first three anniversaries of the applicable grant date. The fair market value of the options to purchase shares of Medici Ventures on the grant date was $85.31 per share on April 18, 2018. The fair market value of the shares of tZERO on the grant dates were $0.832859 per share on May 21, 2018 for the options with a three-year vesting schedule; and $0.805434 per share on May 21, 2018 for the options with a three-year vesting schedule; and $0.907 per share on November 3, 2018.

(4)	Dr. Byrne’s grant will vest in three equal annual increments on the first three anniversaries of the grant date.

(5)

Mr. Noursalehi received awards of both Overstock RSUs and tZERO options. His tZERO award will vest on the first two anniversaries of the grant date, with two-thirds of the option vesting on the first anniversary and the remaining one-third vesting on the second anniversary.

(6)	Mr. Goyal received awards of both Overstock RSUs and tZERO options. His tZERO award will vest in three equal annual increments on the first three anniversaries of the grant date.

(7)	Mr. Raghavan received awards of both Overstock RSUs and tZERO options. Mr. Raghavan forfeited all of his equity awards when he resigned from tZERO on or about September 15, 2018.

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Executive Compensation / Compensation Tables and Narratives

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2018.

Outstanding Equity Awards at Fiscal Year-End (1)

	Option Awards (2)						Stock Awards (3)

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($) (4)	Award Grant Date

Patrick M. Byrne (4)							13,334	$181,076	2/2/2017

			300	*	281.71	April 18, 2028			4/18/2018

	833	*	1,666	*	3.33	December 27, 2027			12/27/2017

Gregory J. Iverson							20,000	$271,600	5/8/2018

Robert P. Hughes							5,000	$67,900	3/24/2016

							10,000	$135,800	2/2/2017

							20,000	$271,600	1/26/2018

Saum Noursalehi							6,667	$90,538	3/24/2016

							21,667	$294,238	2/2/2017

							30,000	$407,400	1/26/2018

			2,000,000	**	2.75	May 20, 2028			5/21/2018

Amit Goyal							2,000	$27,160	3/24/2016

							6,667	$90,538	2/2/2017

							15,000	$203,700	1/26/2018

			350,000	**	3.42	November 2, 2028			11/3/2018

John Paul Knab							5,000	$67,900	3/24/2016

							10,000	$135,800	2/2/2017

							17,500	$237,650	1/26/2018

Vikram Raghavan (5)							—	$—	—

*	Relates to common stock of Medici Ventures under non-qualified stock options granted pursuant to the Medici Option Plan.

**	Relates to common stock of tZERO under non-qualified stock options granted pursuant to the tZERO Plan.

(1)

Except as shown in the table and as described in the following footnotes, awards shown in this table consist of RSUs granted under the Company’s 2005 Equity Incentive Plan. Certain of our executive officers hold options to acquire shares of Medici Ventures and/or tZERO. The table indicates each award that relates to equity of Medici Ventures or tZERO. All other awards shown relate to Overstock common stock.

(2)

Medici Ventures stock options shown in the table vest over a three-year period commencing on the date of grant in three equal annual increments. tZERO stock options shown in the table for Mr. Noursalehi vest over a two-year period commencing on the date of grant having two-thirds of the options vest in year 1 and one-third of the options vest in year 2. tZERO stock options shown in the table for Mr. Goyal vest over a three-year period commencing on the date of grant in three equal annual increments.

(3)	Overstock RSUs awarded during 2018, 2017 and 2016 vest over a three-year period commencing on the date of grant in three equal annual increments.

(4)	Market values for Overstock RSU grants have been computed by multiplying the closing market price of Overstock’s common stock on December 31, 2018, which was $13.58, by the number of shares or units.

(5)	Mr. Raghavan resigned from tZERO on or about September 15, 2018, at which time he forfeited his unvested equity awards.

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Option Exercises and Stock Vested in 2018

The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the Named Executive Officers.

Option Exercises and Stock Vested (1)

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value Realized on exercise ($)	Number of Shares Acquired on Vestings (#)	Value Realized on Vestings (2)($)

Patrick M. Byrne	—	—	10,000	$492,820

Gregory J. Iverson	—	—	—	$—

Robert P. Hughes	—	—	12,500	$595,625

Saum Noursalehi	—	—	20,000	$997,621

Amit Goyal	—	—	6,000	$300,960

John Paul Knab	—	—	10,000	$506,000

Vikram Raghavan	—	—	—	$—

(1)	Except as shown in the table and as described in the following footnotes, awards shown in this table consist of RSUs granted under the Company’s 2005 Equity Incentive Plan.

(2)

Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of the Company’s common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

Nonqualified Deferred Compensation Plan

We maintain a nonqualified deferred compensation plan for senior management. The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants’ accounts. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. Participants are permitted to select from a limited number of investment alternatives, which are identified below. The investment alternatives were selected by the Company. A participant may change his or her selection of investment funds no more than six times each year. Eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. Subject to plan restrictions and subject to prior distribution as a result of retirement, separation from service for other reasons, disability or death, and subject to other restrictions, each participant designates the timing of his or her distributions and whether payment is to be made in a lump sum or in equal annual installments over a period of up to five years. Subject to various restrictions, a participant may periodically change the timing of his or her distributions. During 2018 none of our Named Executive Officers participated in the Deferred Compensation Plan.

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Compensation of Directors

During 2018 we paid our non-employee directors annual cash fees of $75,000 with payments on a quarterly basis, except for our Chairwoman, Allison H. Abraham, who we paid at an annual rate of $150,000, with payments on a quarterly basis. The Compensation Committee also grants RSU awards to our non-employee directors annually, generally at the first Board meeting after the director first joins the Board, and then periodically thereafter. In 2018 the Compensation Committee granted RSUs to our non-employee directors as follows:

Name	Grant Date	Number of Restricted Stock Units (1)	Closing Price of Common Stock on Date

Allison H. Abraham	January 26, 2018	3,300	$74.45

Barclay F. Corbus	January 26, 2018	3,300	$74.45

Kirthi Kalyanam	January 26, 2018	3,300	$74.45

Joseph J. Tabacco, Jr.	January 26, 2018	3,300	$74.45

(1)

The RSUs vest over a three-year period in three equal annual increments on the first, second, and third anniversaries of the grant date. Each director was originally granted 5,000 RSUs; however, we subsequently reduced each grant by 1,700 RSUs as described below, to a total of 3,300 RSUs for each director, because the original grants inadvertently caused the 2018 compensation we expected to pay each of our non-employee directors to exceed the $400,000 per non-employee director total value limit described below. Consequently, each of our non-employee directors volunteered to cancel a portion of his or her RSU grant in order to ensure compliance with the limit, and on June 19, 2018, with the approval of the Compensation Committee, we and the non-employee directors cancelled 1,700 of the 5,000 RSUs originally granted to each non-employee director and agreed that the vesting of the remaining 3,300 RSUs would be in equal amounts of 1,100 RSUs on each of the original vesting dates.

None of our directors or director nominee has any agreement or arrangement with any third party that relates to compensation or other payment in connection with that person’s candidacy or service as a director of the Company. The Board’s determination of the compensation that non-employee directors receive has two components. The first is the amount of time and effort the directors are required to devote to the Company’s business. The second component is the Board’s perception of the approximate value of the grant of the RSUs, based on the recent and historical market values of the underlying common stock, and considering the restricted nature of the grants. The Board attempts to establish the annual grant at a level that, together with the quarterly cash compensation paid to the non-employee directors, provides fair compensation to the non-employee directors for their services to the Company. The 2005 Equity Incentive Plan provides that awards to any non-employee director plus the cash fees payable to the director during such fiscal year for service as a non-employee director will not exceed $400,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes), plus up to an additional $200,000 for service on any special committee of the Board. On an annual basis, the Company’s Chairperson and Chief Executive Officer have historically made recommendations regarding the RSU grants, and the Board members have discussed the proposals. None of the Board, any committee of the Board or the Company has retained any consultant or other advisor to make recommendations or otherwise be involved in decisions regarding the compensation of the non-employee directors.

Jonathan E. Johnson III serves as a member of Overstock’s Board of Directors. Mr. Johnson also serves as President, Medici Ventures, and is an executive officer of Overstock, and is compensated as such. Mr. Johnson is not a Named Executive Officer, and he does not receive any additional compensation for serving as a member of Overstock’s Board of Directors. Consequently, Mr. Johnson is not included in the Director Compensation Table.

We have a non-employee director nonqualified deferred compensation plan, which allows directors to defer receipt of compensation otherwise payable to them under our existing compensation plans. The terms of the non-employee nonqualified deferred compensation plan are substantially the same as those of our Deferred Compensation Plan for senior management. None of our directors has ever participated in the non-employee director nonqualified deferred compensation plan.

The following table sets forth the compensation paid to or accrued by the Company with respect to each non-employee member of the Board of Directors during the year ended December 31, 2018, net of the cancellations described above. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

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Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)($)	All Other Compensation ($)	Total ($)

Allison H. Abraham	$150,000	$245,585	—	$395,585

Barclay F. Corbus	$ 75,000	$245,585	—	$320,585

Kirthi Kalyanam	$ 75,000	$245,585	—	$320,585

Joseph J. Tabacco, Jr.	$ 75,000	$245,585	—	$320,585

(1)

The Stock Awards represent the grant date fair value of restricted stock awards, determined in accordance with FASB ASC Topic 718 and net of the cancellations described above. Net of the cancellations, each non-employee director received a grant of 3,300 RSUs on January 26, 2018. At December 31, 2018, the number of RSUs held by each non-employee director was as follows: Ms. Abraham: 11,635; Mr. Corbus: 8,301; Dr. Kalyanam: 8,301; Mr. Tabacco: 8,301.

Potential Payments Upon Termination or Change of Control

Acceleration upon change of control

Except as described below in connection with a change of control or certain changes following a change of control, none of our Named Executive Officers has any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment(s) to the Named Executive Officer at, following, or in connection with any termination of the Named Executive Officer or change in the Named Executive Officer’s responsibilities. No Named Executive Officer is entitled to any payment or accelerated benefit in connection with a change of control of the Company, or a change in his or her responsibilities following a change of control, except for potential accelerated vesting of awards granted under (i) our 2005 Equity Incentive Plan, (ii) the tZERO Plan, and (iii) the Medici Option Plan.

2005 Equity Incentive Plan

The 2005 Equity Incentive Plan has complex definitions of “change of control” and resigning for “good reason.” Generally speaking, a change of control occurs if (i) we sell or liquidate all or substantially all of our assets; (ii) with certain exceptions, someone, including a group, acquires beneficial ownership of 50% or more of our stock; (iii) a change in the composition of our Board occurs within a one-year period, resulting in less than a majority of our directors being persons approved by existing directors; or (iv) any merger or consolidation of the Company occurs with any other corporation, other than one resulting in the voting securities of the Company prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power of the Company or such surviving entity or its parent after such merger or consolidation.

The 2005 Equity Incentive Plan is a “double trigger” plan, meaning that unvested awards automatically vest immediately only if (i) there is a change of control and (ii) if stock options and RSUs are assumed or substituted with stock options or RSUs of the surviving company, the participant is terminated or resigns for good reason within 18 months after the change of control. Generally speaking, a resignation is “for good reason” if it results from: (i) the resigning participant having materially reduced duties, title, authority or responsibilities; (ii) the resigning participant having his or her base salary reduced; (iii) the resigning participant having his or her primary work location moved to a facility or a location outside of a 35-mile radius from our present facility or location, or (iv) any act or set of facts or circumstances which would, under applicable case law or statute, constitute a constructive termination of the participant. If the successor entity refuses to assume or substitute for outstanding equity awards, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended, the participant will fully vest in the award. For purposes of the 2005 Equity Incentive Plan, an award will be considered assumed if, following the change of control, the award confers the right to purchase or receive, for each share subject to the award immediately prior to the change of control, the consideration (whether stock, cash, or other securities or property) received in the change of control by holders of common stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided,

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Executive Compensation / Compensation Tables and Narratives

however, that if such consideration received in the change of control is not solely common stock of the successor entity or its parent, the administrator of the 2005 Equity Incentive Plan may, with the consent of the successor entity, provide for the consideration to be received, for each share and each unit/right to acquire a share subject to the award, to be solely common stock of the successor entity or its parent equal in fair market value to the per share consideration received by holders of common stock in the change of control. The 2005 Equity Incentive Plan includes provisions intended to prevent violations of Section 409A of the Internal Revenue Code. It also provides that the Board has the power to modify any outstanding awards at any time, by accelerating vesting or otherwise.

The following table shows the estimated potential incremental value of awards that would have vested for our Named Executive Officers as of December 31, 2018 under the acceleration scenarios described above under the 2005 Equity Incentive Plan. The accelerated RSU award value is calculated by multiplying the number of accelerated units by the closing price of the underlying shares on December 31, 2018 ($13.58).

Name	Change in Control Only	Change in Control with No Replacement Equity	Change in Control plus Qualifying Termination	Total-With Acceleration ($)

Patrick M. Byrne	—	$181,075	$181,075	$181,075

Gregory J. Iverson	—	$271,600	$271,600	$271,600

Robert P. Hughes	—	$475,300	$475,300	$475,300

Saum Noursalehi	—	$792,175	$792,175	$792,175

Amit Goyal	—	$321,298	$321,398	$321,398

John Paul Knab	—	$441,350	$441,350	$441,350

Vikram Raghavan (1)	—	$ 0	$ 0	$ 0

(1)	Mr. Raghavan resigned on or about September 15, 2018, at which time he forfeited his unvested equity awards.

The following table shows the estimated potential aggregate amounts our Named Executive Officers could have realized from awards and Deferred Compensation Plan account distributions if their employment had terminated as of the last business day of fiscal 2018, both including and excluding amounts from accelerated vesting of awards as detailed in the table above. The “Total-No Acceleration” column assumes none of the acceleration scenarios covered above has occurred. The “Total-With Acceleration” column assumes acceleration of all unvested awards under one or more of the scenarios covered above.

Name	Aggregate Value of Vested Equity Awards ($)	Deferred Compensation Plan Account Balances (1) ($)	Total-No Acceleration ($)	Aggregate Value of Unvested Equity Awards ($)	Total-With Acceleration ($)

Patrick M. Byrne	—	—	—	$181,075	$181,075

Gregory J. Iverson	—	—	—	$271,600	$271,600

Robert P. Hughes	—	—	—	$475,300	$475,300

Saum Noursalehi	—	—	—	$792,175	$792,175

Amit Goyal	—	—	—	$321,298	$321,398

John Paul Knab	—	—	—	$441,350	$441,350

Vikram Raghavan (2)	—	—	—	$ 0	$ 0

(1)	To date we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

(2)	Mr. Raghavan resigned on or about September 15, 2018, at which time he forfeited his unvested equity awards.

Medici Option Plan

Dr. Byrne holds options granted under the Medici Option Plan. A change of control does not automatically cause the acceleration of awards under the plan, but the administrator of the plan has the power to accelerate the vesting of

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awards under the plan at any time, including upon or in connection with a change of control of Medici Ventures. “Change in Control” as defined in the Medici Option Plan generally means (i) the Company, together with any entity or entities directly or indirectly controlled by the Company, becomes the legal or beneficial owner of a number of shares of stock of Medici Ventures having less than a majority of the total voting power of the then outstanding stock of Medici Ventures; or (ii) an IPO of Medici Ventures. Dr. Byrne is a member of the board of directors of Medici Ventures, and the board is the administrator of the plan. If all of the unvested Medici Ventures options Dr. Byrne held at December 31, 2018 (covering 1,966 shares), were vested at that date, the value of the accelerated vested options at December 31, 2018 would have been $566,955 based on our estimate of the value of the Medici Ventures common stock of $288.38 per share on December 31, 2018.

tZERO Plan

Messrs. Noursalehi and Goyal hold options granted under the tZERO Plan. A change of control requires the administrator of the plan to accelerate, vest, or cause the lapse of restrictions applicable to awards outstanding under the plan. “Change in Control” as defined in the tZERO Plan generally means (i) the Company, together with any entity or entities directly or indirectly controlled by the Company, becomes the legal or beneficial owner of a number of shares of stock of tZERO having less than a majority of the total voting power of the then outstanding stock of tZERO; or (ii) an IPO of tZERO.

If all of the unvested tZERO options Mr. Noursalehi held at December 31, 2018 were vested at that date, the value of the accelerated vested options at December 31, 2018 would have been $6,838,684, based on our estimate of the value of the tZERO common stock of $3.419342 per share on December 31, 2018.

If all of the unvested tZERO options Mr. Goyal held at December 31, 2018 were vested at that date, the value of the accelerated vested options at December 31, 2018 would have been $1,196,770, based on our estimate of the value of the tZERO common stock of $3.419342 per share on December  31, 2018.

No acceleration of equity awards upon retirement, death, or disability

The vesting of the RSUs outstanding under our 2005 Equity Incentive Plan does not accelerate automatically upon retirement, death or disability. We do not have any options outstanding under our 2005 Equity Incentive Plan.

Under the Medici Option Plan and the tZERO Plan, unless otherwise provided in an award agreement, the vesting of awards under those plans does not accelerate automatically upon retirement, death or disability, and none of the outstanding awards provides otherwise.

Deferred compensation plan

As described above, we have a Deferred Compensation Plan, which allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants’ accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. None of our Named Executive Officers had any funds in the Deferred Compensation Plan at December 31, 2018.

CEO Pay Ratio

Following is a description of the relationship of the total annual compensation of our median employee identified in 2017 under the below criteria (“Median Employee”), and the total annual compensation of our CEO, Dr. Byrne. We determined to use the Median Employee identified in 2017 because we have a reasonable belief that there have been no changes that would significantly affect our pay ratio disclosure. The basis for our reasonable belief is that there was	2.19 to 1 CEO PAY RATIO
no change in our employee population or employee compensation arrangements from 2017 to 2018 that we believe would significantly affect our pay ratio disclosure. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

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Executive Compensation / Compensation Tables and Narratives

For 2018, our last completed fiscal year:

•	the annual total compensation of our Median Employee was $62,252; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $136,598.

•	Based on this information, for 2018 the ratio of the annual total compensation of Dr. Byrne, our CEO, to the annual total compensation of our Median Employee is 2.19 to 1.

Our Median Employee is a full-time, salaried employee located in Midvale, Utah, with a base salary for the 12-month period ended December 31, 2018 in the amount of $56,925. With respect to the annual total compensation of our Median Employee, we identified and calculated the elements of such employee’s compensation for the year ended December 31, 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $62,252. The difference between such employee’s annual base salary and the employee’s annual total compensation represents Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions) in the amount of $3,279; imputed income for group term life insurance in the amount of $897; imputed income for food purchased in the Company’s subsidized café in the amount of $1,044 and other compensation of $107.

With respect to the annual total compensation of our CEO in 2018, we used the amount reported in the “Total” column of our 2018 Summary Compensation Table included in our 2018 proxy statement.

2017 Median Employee Analysis:

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used in 2017 were as follows:

We determined that, as of October 1, 2017, our employee population consisted of approximately 1,834 individuals working at Overstock.com, Inc. and its consolidated subsidiaries, with 97.2% of these individuals located in the United States, 1.3% located in Ireland, 1.47% located in Colombia, and 0.05% located in China. Our employee population, after taking into consideration the adjustments permitted by SEC rules (as described below), consisted of approximately 1,782 individuals. As permitted by SEC rules, because our non-U.S. employees account for 5% or less of our total employees, we elected to exclude all of our non-U.S. employees. We used our existing internal payroll records to determine that non-U.S. employees accounted for 5% or less of our total employees as of October 1, 2017. The jurisdictions from which we have excluded employees under Item 402(u)(4)(ii) of Regulation S-K, and the approximate number of employees excluded from each such jurisdiction under that rule, were as follows:

Country	Approximate No. of Excluded Employees

Ireland	24

Colombia	27

China	1

The total number of our U.S. and non-U.S. employees irrespective of any exemption permitted by SEC rules in 2017 was 1,834, and the total number of our U.S. and non-U.S. employees used for our de minimis calculation set forth above was 1,782.

To identify the “median employee” from our employee population in 2017, we used our internal records, which track annualized wages and salaries for all of our employees as well as additional pay components such as overtime, paid time off, bonuses, and other benefits provided by the Company to come up with total compensation for each of the 1,782 employees.

Using this methodology, we determined that our “median employee” in 2017 was a full-time, salaried employee located in Salt Lake City, Utah, with an annual base salary for the 12-month period ended December 31, 2017 in

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the amount of $51,838. With respect to the annual total compensation of our “median employee,” we identified and calculated the elements of such employee’s compensation for the year ended December 31, 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $56,806. The difference between such employee’s annual base salary and the employee’s annual total compensation represents Company provided 401(k) matching contributions (with a 100% match on the first 6% of eligible contributions), in the amount of $2,992; imputed income for group term life insurance in the amount of $787; imputed income for food purchased in the Company’s subsidized café in the amount of $1,002 and other compensation of $187.

With respect to the annual total compensation of our CEO in 2017, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in our 2017 proxy statement.

As described above in connection with the Summary Compensation Table, on December 27, 2017 Dr. Byrne was granted an option with a grant date fair value of $2,800 to acquire up to 2,500 shares of Medici Ventures common stock pursuant to the Medici Option Plan. The Company reported the grant in a Form 8-K filed January 3, 2018, but inadvertently omitted the $2,800 grant date fair value of that award from the Summary Compensation Table in the proxy statement for the 2018 annual stockholders meeting. Including that grant in the calculation of our 2017 CEO pay ratio would have changed the 2017 ratio from 7.83 to one to 7.88 to one.

Equity Compensation Plan Information

The Company

The following table provides information as of December 31, 2018 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding restricted stock units (1)	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	559,302	$0	1,757,057

Equity compensation plans not approved by security holders	0	N/A	0

Total	559,302	$0	1,757,057

(1)	At December 31, 2018 we had no Company options or warrants outstanding. The actual exercise price is the par value of the shares, which is $0.0001 per share.

Medici Ventures

The following table provides supplemental information as of December 31, 2018 with respect to shares of common stock of Medici Ventures that may be issued under Medici Ventures’ existing equity compensation plans. The shares of common stock of Medici Ventures are not convertible into or exchangeable for shares of the Company’s common stock or any other equity interest in the Company.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders (2)	0	N/A	0

Equity compensation plans not approved by security holders	97,450	$57.89	2,550

Total	97,450	$57.89	2,550

(1)	At December 31, 2018 Medici Ventures had 900,000 shares of common stock outstanding, all of which were held by the Company.

(2)	The Medici Ventures equity compensation plan was approved by Overstock, as the sole stockholder of Medici Ventures.

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Executive Compensation / Compensation Tables and Narratives

tZERO

The following table provides supplemental information as of December 31, 2018 with respect to shares of common stock of tZERO that may be issued under tZERO’s existing equity compensation plans. The shares of common stock of tZERO are not convertible into or exchangeable for shares of the Company’s common stock or any other equity interest in the Company.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders (2)	0	N/A	0

Equity compensation plans not approved by security holders (2)	5,590,130	$2.88	409,870

Total	5,590,130	$2.88	409,870

(1)	At December 31, 2018 tZERO had 101,180,000 shares of common stock outstanding, approximately 80% of which were held by Medici Ventures.

(2)	The tZERO equity compensation plan was approved by the stockholders of tZERO.

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Report of the Audit Committee

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement, the following report shall not be deemed to be incorporated by reference into any such filings.

The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

The Audit Committee consists solely of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.

The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee’s members in business, financial and accounting matters.

Among other matters, the Audit Committee monitors and approves the activities and performance of the Company’s independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, (ii) management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018, and (iii) the independent registered public accounting firm’s audit of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB auditing standards. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Commission.

Members of the Audit Committee

Allison H. Abraham (Chair)

Barclay F. Corbus

Joseph J. Tabacco, Jr.

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Share Ownership of Management, Directors, Nominees and 5% Stockholders

The following table sets forth information regarding the beneficial ownership of our common stock and Blockchain Voting Series A Preferred Stock as of March 1, 2019 (except as otherwise noted below) by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

•	each of our Named Executive Officers;

•	each of our directors and nominees; and

•	all directors and executive officers as a group.

The table is based upon information supplied by officers, directors, nominees and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated below or in the referenced filings, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock and Blockchain Voting Series A Preferred Stock held by them. Applicable percentages are based on 32,252,029 shares of common stock and 126,565 shares of Blockchain Voting Series A Preferred Stock outstanding as of March 1, 2019, except as otherwise indicated below, and as adjusted as required by rules promulgated by the SEC. To our knowledge, the only holder of 5% or more of the outstanding shares of our Blockchain Voting Series A Preferred Stock is Patrick Byrne. To our knowledge, at March 1, 2019, none of the persons or entities described above was the beneficial owner of any shares of our Voting Series B Preferred Stock. The Series A Preferred Stock and the Series B Preferred Stock vote together with the common stock and the holders of each are entitled to one vote on each matter to be submitted to the stockholders at the Annual Meeting. Amounts based on Schedule 13G filings are as of December 31, 2018 unless otherwise noted.

	Common Stock Shares Beneficially Owned			Blockchain Voting Series A Preferred Stock Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number		Percent	Number	Percent

5% Stockholders

High Plains Investments LLC 700 Bitner Road Park City, UT 84098	4,640,824	(1)	14.4%

Morgan Stanley 1585 Broadway New York, NY 10036	3,477,750	(2)	10.8%

Allianz Global Investors U.S. Holdings LLC 1633 Broadway New York, NY 10019	2,067,635	(3)	6.4%

Susquehanna Securities 401 E. City Avenue, Suite 220 Bala Cynwyd, PA 19004	1,795,253	(4)	5.6%

The DMB Article III Trust 3 u/a/d May 9, 2012, the Dorothy M. Byrne 2017 GRAT No. 1, Article IV Trust u/a/d May 9, 2012 JB, Article IV Trust u/a/d May 9, 2012 CB, Article IV Trust u/a/d May 9, 2012 SB, Article IV Trust u/a/d May 9, 2012 MB, Robert Snyder and Daniel Mosley 16 King Road P.O. Box 85 Etna, NH 03750	1,621,575	(5)	5.0%

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Share Ownership of Management, Directors, Nominees and 5% Stockholders

	Common Stock Shares Beneficially Owned			Blockchain Voting Series A Preferred Stock Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number		Percent	Number	Percent

Directors, Nominees and Named Executive Officers

Patrick M. Byrne	5,817,486	(6)	18.0%	63,775	50.4%

Allison H. Abraham	58,865	(7)	*

Barclay F. Corbus	43,226	(8)	*

Joseph J. Tabacco, Jr.	51,033	(9)	*

Kirthi Kalyanam	13,383	(10)	*

Jonathan E. Johnson III	46,650	(11)	*	200	*

Gregory J. Iverson	0	(12)	*

Robert P. Hughes	43,363	(13)	*	200	*

Saum Noursalehi	108,106	(14)	*

Amit Goyal	11,765	(15)	*

John Paul Knab	19,876	(16)	*

Vikram Raghavan	0	(17)	*

Directors and Executive Officers as a Group (18 persons)	6,262,864	(18)	19.4%	64,175	50.7%

*	Less than 1% of the outstanding shares of common stock.

(1)

Patrick M. Byrne, our Chief Executive Officer, holds 100% of the voting interest in and controls High Plains Investments LLC. High Plains Investments LLC has shared voting power and shared dispositive power over 5,817,486 shares. High Plains Investments LLC has pledged 1,168,185 of such shares to a commercial bank in connection with the establishment of a line of credit to High Plains Investments LLC. Reference is hereby made to the Schedule 13D/A filed by Dr. Byrne and other reporting persons on January 7, 2019 and prior filings for information about the number of shares and the nature of the beneficial ownership held by each such person.

(2)

As of January 31, 2019, Morgan Stanley had shared voting power and shared dispositive power over 3,477,450 shares. Reference is hereby made to Amendment No. 4 filed February 8, 2019 to the Schedule 13G previously filed with the SEC by the reporting person.

(3)

Allianz Global Investors U.S. Holdings LLC has indirect beneficial ownership of 2,067,635 shares. Reference is hereby made to the Schedule 13G filed with the SEC by the reporting person on February 13, 2019.

(4)

Susquehanna Securities and the other filing persons have beneficial ownership of 1,795,253 shares. Reference is hereby made to the Schedule 13G filed with the SEC by the reporting persons on February 14, 2019 for information about the nature of the ownership of each of the filing persons.

(5)

(i) The Dorothy M. Byrne Revocable Trust has shared voting and dispositive power over 354,598 shares, (ii) the Dorothy M. Byrne 2018 GRAT No. 1 has shared voting and dispositive power over 1,265,053 shares, (iii) Article IV Trust u/a/d May 9, 2012 JB has shared voting and dispositive power over 481 shares, (iv) Article IV Trust u/a/d May 9, 2012 CB has shared voting and dispositive power over 481 shares, (v) Article IV Trust u/a/d May 9, 2012 SB has shared voting and dispositive power over 481 shares, (vi) Article IV Trust u/a/d May 9, 2012 MB has shared voting and dispositive power over 481 shares, (vii) Robert Snyder, 16 King Road, P.O. Box 85, Etna, NH 03750, has shared voting power and dispositive power over 1,621,575 shares, and (viii) Daniel Mosley, Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, has shared voting power and dispositive power over 1,621,575 shares. Reference is hereby made to the Schedule 13G/A filed with the SEC by the reporting persons on February 1, 2019 for information about the nature of the ownership of each such person.

(6)

Dr. Byrne’s shares include 4,640,824 shares held by High Plains Investments LLC, as to which voting and investment power are shared and 119,972 shares held by The Patrick Byrne Foundation, Inc., as to which voting and investment power are shared. Dr. Byrne has sole voting and dispositive power over 1,050,023 shares, which include 0 shares issuable under stock-based awards. Dr. Byrne pledged 232,565 shares to a commercial bank in connection with the establishment of a line of credit to High Plains Investments LLC (see note (1)) and 212,415 shares to a commercial bank in connection with a personal loan. In addition to the shares of common stock indicated, Dr. Byrne is the beneficial owner of 63,775 shares of our Blockchain Voting Series A Preferred Stock, which votes with the common stock.

(7)	Ms. Abraham’s shares include 0 shares issuable under stock-based awards.

(8)	Mr. Corbus’ shares include 1,667 shares issuable under stock-based awards.

(9)	Mr. Tabacco’s shares include 1,667 shares issuable under stock-based awards.

(10)	Dr. Kalyanam’s shares include 1,667 shares issuable under stock-based awards.

(11)	Mr. Johnson’s shares include 5,000 shares issuable under stock-based awards.

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Share Ownership of Management, Directors, Nominees and 5% Stockholders

(12)	Mr. Iverson’s shares include 0 shares issuable under stock-based awards.

(13)	Mr. Hughes’ shares include 5,000 shares issuable under stock-based awards.

(14)	Mr. Noursalehi’s shares include 6,667 shares issuable under stock-based awards.

(15)	Mr. Goyal’s shares include 2,000 shares issuable under stock-based awards.

(16)	John Paul Knab’s shares include 5,000 shares issuable under stock-based awards.

(17)	Mr. Raghavan resigned on or about September 15, 2018.

(18)	Shares include 28,668 shares issuable under stock-based awards.

The Company is not aware of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company. As set forth in the notes above, High Plains Investments LLC and Dr. Byrne collectively have pledged an aggregate of 1,613,165 shares to lenders.

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Other Information

Certain Relationships and Related Party Transactions

Since January 1, 2018, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below. We compensate our directors and officers as described above.

On May 8, 2018 we repaid all of our outstanding indebtedness to PCL L.L.C. (“PCL”), a Utah limited liability company directly or indirectly wholly owned by John Byrne, who is the brother of our Chief Executive Officer Patrick Byrne, and Dorothy Byrne, who is the mother of Patrick Byrne and John Byrne, and terminated our Loan Agreement dated November 6, 2017 with PCL. PCL subsequently provided to us terminations of the related security agreements and other agreements. The amount we paid to PCL was $40,061,370, consisting of $40 million of principal and $61,370 of accrued unpaid interest.

On February 7, 2018 we entered into (i) an Asset Purchase Agreement with an effective date of January 22, 2018 with Rental Roost, Inc., a Delaware corporation (“Rental Roost”), Kishore Kumar, Nitin Shingate and Vikram Raghavan (the “Majority Stockholders”), pursuant to which we agreed to purchase all or substantially all of the assets of Rental Roost, other than tangible assets, for $500,000, and (ii) an Asset Purchase Agreement with an effective date of January 22, 2018 with Houserie, Inc., a Delaware corporation (“Houserie”) and the Majority Stockholders, pursuant to which we agreed to purchase all or substantially all of the assets of Houserie, other than tangible assets, for $100,000. Vikram Raghavan, who owned approximately 23.2% of the common stock of Rental Roost and approximately 20.5% of the common stock of Houserie and was a member of the boards of directors of both Rental Roost and Houserie at the time of the purchases, was also an executive officer (Senior Vice President, Product Development) of Overstock. Mr. Raghavan left the Company to join our indirect majority-held subsidiary tZERO on or about May 27, 2018. Mr. Raghavan resigned from tZERO on September 15, 2018. Based on our current plans for Rental Roost and Houserie, we may recognize a total impairment of those assets in 2019.

On September 21, 2018, (a) Medici Ventures contributed certain of its assets, including intellectual property which it had created relating to technologies regarding land administration, to Medici Land Governance, Inc., a Delaware public benefit corporation (“MLG”), (b) Patrick M. Byrne (“Dr. Byrne”) personally contributed $6.7 million in cash to MLG, (c) MLG issued 510,000 shares of its common stock to MVI and 390,000 shares of its common stock to Dr. Byrne, and (d) MLG, MVI and Dr. Byrne entered into a Stockholders Agreement dated September 21, 2018 regarding MLG (the “Agreement”). The Agreement restricts the transfer of the shares held by MVI and Dr. Byrne, creates rights of first refusal in favor of MLG, MVI and Dr. Byrne to acquire shares to be sold by MVI or Dr. Byrne, creates purchase rights in favor of MLG and MVI in the event of the death or incapacity of Dr. Byrne, creates preemptive rights in favor of MLG and MVI if MLG proposes to sell capital stock to any other person (subject to certain exceptions), provides for voting for board members, and requires a supermajority consent of the stockholders for any sale of MLG or substantially all of its assets, merger, consolidation, or other transaction having substantially the same effect. As a result of these transactions, MVI holds approximately 57% of the outstanding capital stock of MLG, and Dr. Byrne, who is the Chief Executive Officer, a member of the board of directors and the largest stockholder of Overstock, holds approximately 43% of the outstanding capital stock of MLG. Dr. Byrne is also a member of the board of directors of MVI, and is a member of the board of directors of MLG. The other members of the boards of directors of MVI and MLG and the officers of MVI and MLG also include other persons who are affiliates of Overstock.

From time to time Haverford Valley, L.C., which is an affiliate of ours controlled by our chief executive officer, Patrick M. Byrne, and certain affiliated entities make travel arrangements for our executives and pay the travel-related expenses incurred by our executives on Company business. In 2018, the amount we reimbursed Haverford Valley, L.C. for these expenses was $996,529. Although the amount of these reimbursements in 2019 is unknown, the amount is expected to exceed $120,000. The amounts we pay to Haverford Valley, L.C. as reimbursement of air travel expenses are at estimated commercially available airline rates. The other amounts we reimburse to Haverford Valley, L.C. are reimbursed at its actual cost. Dr. Byrne owns 100% of the equity interest in Haverford Valley, L.C. The amounts paid to Haverford Valley, L.C. are reimbursements of costs incurred on behalf of the Company.

On June 28, 2018 we entered into a Stock Purchase Agreement with the stockholders (the “Sellers”) of SiteHelix, Inc., a Delaware corporation (“SiteHelix”) pursuant to which we agreed to purchase all of the common stock of SiteHelix for

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Other Information / Certain Relationships and Related Party Transactions

100,000 shares of Overstock common stock plus $500,000 (the “SiteHelix Agreement”). The closing of the transactions contemplated by the SiteHelix Agreement took place concurrently with the delivery of the SiteHelix Agreement. Saum Noursalehi, who owned approximately 62% of the SiteHelix common stock, was then and is now a member of Overstock’s Board of Directors. Mr. Noursalehi served as President, Retail, of Overstock until May 8, 2018, when he became Chief Executive Officer of Overstock’s majority-owned subsidiary tZERO. Concurrently with the closing of the transactions contemplated by the SiteHelix Agreement, Overstock and SiteHelix terminated the Software Licensing Agreement dated November 2, 2016 to which they were parties.

From time to time we employ relatives of our executive officers. During 2018 we provided compensation, including the value of equity awards, to immediate family members of our executive officers more than $120,000 as follows:

•

We provided Nariman Noursalehi, who is the brother of our Board member, former President, Retail, and current Chief Executive Officer of tZERO Group, Inc. Saum Noursalehi, total compensation of $989,018 in 2018.

•	We provided Sumit Goyal, Chief Digital Officer, who is the brother of our former Senior Vice President, Software Engineering, Amit Goyal, total compensation of $765,308 in 2018.

•	We provided Amit Goyal, who is one of our Named Executive Officers and the brother of our Chief Digital Officer, Sumit Goyal, total compensation of $1,793,229 in 2018.

•	We provided Adam Moore, who is the brother of our Chief Strategy Officer, Seth Moore, total compensation of $126,910 in 2018.

We expect to provide compensation to one or more relatives of executive officers more than $120,000 in 2019.

Please see our discussion under “The Board—Policies and Procedures Regarding Related Party Transactions” for a description of our policies and procedures relating to related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than ten percent (10%) of our common stock, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors, and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of copies of reports furnished to us or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in the last fiscal year by our directors and officers except that Form 3s were filed after the reporting deadline for each of Christopher Donnelly, Sumit Goyal, Craig Kelly, E. Glen Nickle, and Kamelia Aryafar, and one Form 4 was filed after the reporting deadline for E. Glen Nickle.

Procedure for Submitting Stockholder Proposals

Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, all proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Company, regardless of whether such proposals are intended to be included in the Company’s proxy statement for the next annual meeting of the stockholders of the Company, must satisfy the requirements set forth in the Company’s Bylaws. As summarized below, the Bylaws provide that in order for stockholder business to be properly brought before an annual meeting by a stockholder, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such business. In addition, such stockholder must have given timely notice of the proposed business and related matters in proper written form to the Corporate Secretary of the Company at the Company’s principal executive offices, Attention: Corporate Secretary. Stockholders are not permitted to propose business to be brought before a special meeting of the stockholders.

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Other Information / Certain Relationships and Related Party Transactions

To be timely, a stockholder proposal must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. Stockholder proposals to be presented at the 2020 annual meeting of stockholders must be received by the Corporate Secretary of the Company at the Company’s principal executive offices not earlier than January 9, 2020 nor later than February 8, 2020.

To be in proper written form, a stockholder’s proposal delivered to the Secretary of the Company must set forth as to each matter of business the stockholder intends to bring before the annual meeting the information specified in our Bylaws, including (i) certain information about each Proposing Person (as defined in our Bylaws), (ii) certain information about Disclosable Interests, as defined in our Bylaws and (iii) certain information about the proposed business and related matters as required by our Bylaws. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company’s principal executive offices by the dates described in the Bylaws.

Any stockholder proposal intended to be included in the Company’s proxy statement for the next annual meeting of stockholders of the Company pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices not later than November 22, 2019. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before the Company begins to print and send its proxy materials. Upon such an occurrence, the Company will publicly announce the deadline for submitting a proposal by means of disclosure in a press release or in a document filed with the SEC.

The requirements for providing advance notice of stockholder business as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for bringing a proposal. You may contact the Company’s Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws filed with the SEC on November 9, 2015 as Exhibit 3.2 to our Quarterly Report on Form 10-Q, available at https://www.sec.gov. In addition to the requirements of our Bylaws, each Proposing Person must comply with all applicable requirements of the Exchange Act.

Procedure for Nominating Directors for Election at an Annual Meeting or a Special Meeting

Stockholders may nominate directors for election at an annual meeting or at a special meeting at which directors are to be elected, provided that the nomination satisfies the requirements set forth in the Company’s Bylaws. As summarized below, the Bylaws provide that in order for a stockholder nomination to be properly made, such stockholder must (i) be a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time of giving the notice required by the Bylaws and at the time of the meeting, (ii) be entitled to vote at the meeting, and (iii) have complied with the applicable provisions of the Bylaws as to such nomination. As summarized below, the advance notice provisions require a stockholder to give timely notice of a director nomination in proper written form to the Secretary of the Company at the Company’s principal executive offices, Attention: Corporate Secretary.

For a stockholder to give timely notice of a director nomination for an annual meeting, the notice must be received by the Secretary at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than sixty 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure (as defined in the Bylaws) of the date of

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Other Information / Certain Relationships and Related Party Transactions

such annual meeting was first made. Director nominations to be made at the 2020 annual meeting of stockholders must be received by the Secretary of the Company at the Company’s principal executive offices not earlier than January 9, 2020 nor later than February 8, 2020.

For a stockholder to give timely notice of a director nomination for a special meeting at which directors are to be elected, the notice must be received by the Secretary at the Company’s principal executive offices not earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public disclosure of the date of such special meeting was first made.

To be in proper written form, a stockholder’s notice to the Secretary of the Company must set forth all of the information required by our Bylaws, including (i) as to each Nominating Person (as defined in our Bylaws) certain information about each Nominating Person, (ii) as to each Nominating Person, certain information about Disclosable Interests, as defined in our Bylaws, and (iii) certain information about each person whom a Nominating Person proposes to nominate for election as a director, as specified in our Bylaws. In addition, the Company may require any proposed nominee to furnish such other information (i) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company in accordance with applicable requirements or (ii) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee. The information provided must also be updated and supplemented under certain circumstances as of the record date for the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement of the meeting, all as set forth in the Bylaws, and any such updates and supplements must be delivered to the Secretary of the Company at the Company’s principal executive offices by the dates described in the Bylaws. In addition to the requirements of our Bylaws, each Nominating Person must comply with all applicable requirements of the Exchange Act.

The requirements for providing advance notice of a director nomination as summarized above are qualified in their entirety by our Bylaws, which we recommend that you to read in order to comply with the requirements for making a director nomination.

Costs of Proxy Solicitation

The solicitation is made on behalf of the Board of Directors of the Company. We will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from stockholders if proxies are not promptly received. We have also retained Georgeson Inc. to assist in the solicitation of proxies at a cost of approximately $9,500 plus out-of-pocket expenses.

A copy of our 2018 Form 10-K, excluding exhibits, is enclosed with this Proxy Statement. You may obtain an additional copy without charge by sending a written request to Overstock.com, Inc., Attention Investor Relations, 799 W. Coliseum Way, Midvale, Utah 84047. The 2018 Form 10-K is also available on our website at http://www.overstock.com/proxy.

Householding

Stockholders who share an address may receive only a single copy of the proxy statement, notice of internet availability and Form 10-K. This is known as householding. Stockholders who desire either to receive multiple copies of these materials, or to receive only a single copy in the future, should contact their broker or other nominee or, if a stockholder of record, the Company at the address shown below. We will promptly deliver a separate copy of any of these materials to any stockholder who contacts our investor relations department at 799 W. Coliseum Way, Midvale, Utah 84047, or by e-mailing Overstock Investor Relations at ir@overstock.com.

Stockholders of record residing at the same address and currently receiving multiple copies of the proxy materials may contact our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), to request that only

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Other Information / Certain Relationships and Related Party Transactions

a single copy of the proxy materials be mailed in the future. You may contact Computershare by phone at (877) 373-6374 or by mail at 250 Royall Street, Canton, MA 02021.

By Order of the Board,

Allison H. Abraham Chairwoman of the Board of Directors

March 18, 2019

Midvale, Utah

2019 Proxy Statement | 51

01—Joseph J. Tabacco, Jr. 02—Kirthi Kalyanam For Withhold For Withhold 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 02Z9ZG + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed (terms to expire at the 2022 annual stockholder A meeting) and FOR Proposal 2. 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. 1. Election of Directors For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 2019 Annual Meeting Proxy Card IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 2019 The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at http://www.envisionreports.com/OSTK Stockholders may consider and act upon any other matter properly coming before the annual meeting 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 0 4 7 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # â‰^ You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/OSTK or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/OSTK Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 p.m. Eastern Time on May 8, 2019 if you are a registered stockholder. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 11:59 p.m. Eastern Time on May 2, 2019. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/OSTK Proxy Solicited by Board of Directors for Annual Meeting — May 9, 2019 The undersigned, having received the Proxy Statement and Notice of Annual Meeting, each dated March 18, 2019, hereby appoints Patrick M. Byrne and Jonathan E. Johnson III, or either of them, as proxies and attorneys-in-fact, each with full power of substitution and re-substitution, to represent the undersigned at the Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”) to be held at the offices of Overstock.com, located at 799 W. Coliseum Way, Midvale, Utah, at 1:00 p.m. Mountain Time on May 9, 2019, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting, including all shares of common stock, Blockchain Voting Series A Preferred Stock and Voting Series B Preferred Stock, on all matters, including the election of any person to the Board in place of any nominee who is unable or unwilling to serve. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. If the undersigned is a participant in the Overstock.com, Inc. 401(k) Plan, the undersigned hereby instructs the fiduciary of the Overstock.com, Inc. 401(k) Plan to vote, as designated on the reverse side, all shares of Overstock.com, Inc. that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan at the Annual Meeting of Stockholders to be held on May 9, 2019 and at any adjournment or postponement thereof. If no voting instructions are given, the Administrator of the 401(k) plan, which is composed of members of the Board of Directors including management personnel, may instruct the fiduciary to vote the shares. PLEASE COMPLETE, DATE AND SIGN THIS PROXY/VOTING INSTRUCTIONS ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. (Items to be voted appear on reverse side) Proxy/Voting Instructions — Overstock.com, Inc. Annual Stockholder Meeting — May 9, 2019 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. C Non-Voting Items + + Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.